As filed with the Securities and Exchange Commission on September 28, 2011

Investment Company Act File No. 811-09049

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE	☒

INVESTMENT COMPANY ACT OF 1940

Amendment No. 27	☒

(Check appropriate box or boxes)

BLACKROCK MASTER LLC

(Exact Name of Registrant as Specified in Charter)

100 Bellevue Parkway,

Wilmington, Delaware 19809

United States of America

(Address of Principal Executive Offices)

Registrant’s Telephone Number, including Area Code: (800) 441-7762

John Perlowski

BlackRock Master LLC

55 East 52nd Street

New York, New York 10055

United States of America

(Name and Address of Agent for Service)

Copies to:

Counsel for the Registrant:
John A. MacKinnon, Esq.	Ira P. Shapiro, Esq.
Sidley Austin LLP	BlackRock Advisors, LLC
787 Seventh Avenue	55 East 52nd Street
New York, New York 10019-6018	New York, New York 10055

EXPLANATORY NOTE

This Registration Statement has been filed by BlackRock Master LLC (the “Registrant” or the “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with respect to its portfolio BlackRock Master Small Cap Growth Portfolio (“Small Cap Growth Portfolio” or the “Portfolio”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document. The Master LLC’s Part B is incorporated by reference into the Master LLC’s Part A and the Master LLC’s Part A is incorporated by reference into the Master LLC’s Part B.

The Master LLC is an open-end management investment company that was organized as a Delaware statutory trust on April 23, 1998, under the name Mercury Asset Management Master Trust. On September 6, 2000, the Master LLC changed its name from Mercury Asset Management Master Trust to Mercury Master Trust and, on or about September 29, 2006, changed its name from Mercury Master Trust to BlackRock Master Trust. On June 15, 2007, the Master LLC converted to a Delaware limited liability company and changed its name to BlackRock Master LLC. Small Cap Growth Portfolio and BlackRock Master International Portfolio (“International Portfolio”) (each, a “Master Portfolio”) are each separate series of the Master LLC. Each Master Portfolio is a diversified investment company with a different investment objective and policies. There can, of course, be no assurance that the respective investment objective of either Master Portfolio can be achieved.

This Registration Statement contains information about Small Cap Growth Portfolio only. For current information about International Portfolio, which has a fiscal year ending October 31, see Amendment No. 26 to the Registrant’s Registration Statement on Form N-1A (File No. 811-09049) under the Investment Company Act, filed on February 28, 2011.

The Master LLC is part of a master-feeder structure. Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 23 of the Registration Statement on Form N-1A (Securities Act File No. 333-56203 and Investment Company Act File No. 811-08797) of BlackRock Small Cap Growth Fund II (“BlackRock Small Cap Growth”) of BlackRock Series, Inc. (the “Corporation”), as filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2011, and as amended from time to time (the “BlackRock Registration Statement”).

BlackRock Small Cap Growth and any other feeder fund that may invest in Small Cap Growth Portfolio are referred to herein as “Feeder Funds.”

PART A

September 28, 2011

BlackRock Master Small Cap Growth Portfolio of

BlackRock Master LLC

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 5.	Management

(a) Investment Adviser

Small Cap Growth Portfolio’s investment manager is BlackRock Advisors, LLC (“BlackRock” or the “Manager”). The Portfolio’s sub-adviser is BlackRock Capital Management, Inc. Where applicable, the terms “BlackRock” or the “Manager” refer also to the Portfolio’s sub-adviser.

(b) Portfolio Managers

Name	Since	Title
Andrew F. Thut	2006	Managing Director of BlackRock, Inc.
Andrew Leger	2006	Director of BlackRock, Inc.

Item 6.	Purchase and Sale of Master LLC Interests

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in Small Cap Growth Portfolio of the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in Small Cap Growth Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies, in order to enhance the return on its assets investments must be made in federal funds (i.e., monies credited to the account of the Portfolio’s custodian bank by a Federal Reserve Bank).

The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of the Portfolio at any time for any reason.

Item 7.	Tax Information

Small Cap Growth Portfolio intends to operate as a partnership for Federal income tax purposes. If the Portfolio has only one Feeder Fund, the Portfolio’s existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Accordingly, the Portfolio will not be subject to any Federal income tax.

Item 8.	Financial Intermediary Compensation

Not Applicable.

Item 9.	Investment Objective, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings

(a) Investment Objective.

The investment objective of Small Cap Growth Portfolio is to seek long-term capital growth. In other words, Small Cap Growth Portfolio tries to choose investments that will increase in value. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

(b) Implementation of Investment Objectives.

Outlined below are the main strategies Small Cap Growth Portfolio uses in seeking to achieve its investment objective:

Small Cap Growth Portfolio will, under normal circumstances, invest at least 80% of its assets in equity securities of small cap companies and at least 80% of its assets in securities or instruments of issuers located in the United States. This is a non-fundamental policy of the Portfolio and may not be changed without 60 days’ prior notice to the Portfolio’s interestholders.

Although a universal definition of small cap companies does not exist, the Portfolio generally defines these companies as those with a market capitalization similar to the market capitalization of companies in the Russell 2000® Index or the S&P SmallCap 600® Index at the time of the Portfolio’s investment. Companies whose capitalization no longer meets this definition after purchase continue to be considered small market capitalization companies. As of June 30, 2011, the most recent rebalance date, the Russell 2000® Index included companies with capitalizations between $76 million and $3.1 billion and the S&P SmallCap 600® Index included companies with capitalizations between $40.2 million and $4.2 billion. The market capitalizations of companies in each index change with market conditions and the composition of the index. The Portfolio will not sell a company’s securities solely because that company’s market capitalization rises above the Portfolio’s definition of small cap company. A company’s market capitalization may go up or down due to market fluctuations.

Equity securities consist of:

•	Common stock;

•	Preferred stock;

•	Securities convertible into common stock; and

•	Derivative securities or instruments such as options (including warrants), futures and swaps, the value of which is based on a common stock or group of common stocks.

In selecting securities, Small Cap Growth Portfolio emphasizes those securities that Portfolio management believes have above average prospects for earnings growth. The Portfolio may also invest in securities that Portfolio management believes are undervalued. A company whose earnings per share grow faster than inflation and the economy in general usually has a higher stock price over time than a company with slower earnings growth. The Portfolio’s evaluation of the prospects for a company’s industry or market sector is an important factor in evaluating a particular company’s earnings prospects. A company’s stock is considered to be undervalued when the stock’s current price is less than what Portfolio management believes a share of the company is worth. Portfolio management believes a company’s worth can be assessed by several factors, such as:

•	Sales and earnings growth;

•	Quality of management;

•	Financial resources;

•	Product development;

•	Overall business prospects;

•	Position to take advantage of new technologies or emerging industries; and

•	Value of assets.

A company’s stock may become undervalued when most investors fail to perceive the company’s strengths in one or more of these areas. Current income from dividends and interest will not be an important consideration in selecting portfolio securities.

Small Cap Growth Portfolio has no stated minimum holding period for investments, and will buy or sell securities whenever Portfolio management sees an appropriate opportunity. The Portfolio may engage in active and frequent trading of its investments. Frequent trading will increase the Portfolio’s commission costs, and may increase taxable dividends to the Portfolio’s interestholders. The Portfolio does not consider potential tax consequences to the Portfolio’s interestholders when it decides what securities to sell.

Other strategies. In addition to the strategies discussed above, Small Cap Growth Portfolio may also invest or engage in the following:

Borrowing — The Portfolio may borrow to buy securities, which is a form of leverage. The Portfolio may also borrow for temporary or emergency purposes, including to meet redemptions, for the payment of dividends, for share repurchases or for the clearance of transactions.

Debt Securities — The Portfolio may invest in debt securities that are issued together with a particular equity security.

Foreign Securities — The Portfolio may invest in equity securities of companies of any market capitalization located outside the United States. Normally, foreign investments will represent 10% or less of the Portfolio’s assets.

Illiquid/Restricted Securities — The Portfolio may invest up to 15% of its net assets in illiquid securities that it cannot sell within seven days at approximately current value. The Portfolio may also invest in restricted securities which are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale (i.e., Rule 144A securities). Restricted securities may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market and therefore may be considered to be illiquid. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public and may be considered to be liquid securities.

Indexed and Inverse Securities — The Portfolio may invest in securities that provide a return based on fluctuations in a stock or other financial index. For example, the Portfolio may invest in a security that increases in value with the price of a particular securities index. In some cases, the return of the security may be inversely related to the price of the index. This means that the value of the security will rise as the price of the index falls and vice versa. Although these types of securities can make it easier for the Portfolio to access certain markets or hedge risks of other assets held by the Portfolio, these securities are subject to the risks related to the underlying index or other assets.

Initial Public Offerings — The Portfolio has the ability to invest in initial public offerings.

Investment Companies — The Portfolio has the ability to invest in other investment companies, such as exchange-traded funds, unit investment trusts and open-end and closed-end funds. The Portfolio may invest in affiliated companies, including affiliated money market funds and affiliated exchange-traded funds.

Repurchase Agreements and Purchase and Sale Contracts — The Portfolio may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts also provide that the purchaser receives any interest on the security paid during the period.

Securities Lending — The Master LLC, on behalf of the Portfolio, may lend portfolio securities with a value not exceeding 33 1/3% of its total assets or the limit prescribed by applicable law to banks, brokers and other financial institutions. In return, the Portfolio receives collateral in cash or securities issued or guaranteed by the U.S. Government or irrevocable letters of credit issued by a bank (other than a borrower of the Portfolio’s portfolio securities or any affiliate of such borrower), which qualifies as a custodian bank for an investment company under the Investment Company Act, which collateral will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Manager may instruct the lending agent (as defined below) to terminate loans and recall securities so that the securities may be voted by the Portfolio if required by the Manager’s proxy voting guidelines. See “Proxy Voting Policies and Procedures” in Part II of Part B of the BlackRock Registration Statement. Such notice shall be provided in advance such that a period of time equal to no less than the normal settlement period for the securities in question prior to the record date for the proxy vote or other corporate entitlement is provided.

The Portfolio receives the equivalent of any income it would have received on the loaned securities. Where the Portfolio receives securities as collateral, the Portfolio receives a fee for its loans from the borrower and does not receive the income on the collateral. Where the Portfolio receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Portfolio’s yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for settlement of securities transactions. The Master LLC, on behalf of the Portfolio, is obligated to return the collateral to the borrower upon the return of the loaned securities. The Portfolio could suffer a loss in the event the Master LLC must return the cash collateral and there are losses on investments made with the cash collateral. In the event the borrower defaults on any of its obligations with respect to a securities loan, the Portfolio could suffer a loss where the value of the collateral is below the market value of the borrowed securities plus any other receivables from the borrower along with any transaction costs to repurchase the securities. The Portfolio could also experience delays and costs in gaining access to the collateral. The Master LLC, on behalf of the Portfolio, may pay reasonable finder’s, lending agent, administrative and custodial fees in connection with its loans.

The Master LLC has received an exemptive order from the Commission permitting it to lend portfolio securities to affiliates of the Portfolio and to retain an affiliate of the Portfolio as lending agent. Pursuant to that order, the Master LLC, on behalf of the Portfolio, has retained an affiliated entity of the Manager as the securities lending agent (the “lending agent”) for a fee, including a fee based on a share of the returns on investment of cash collateral. In connection with securities lending activities, the lending agent may, upon the advice of the Manager and on behalf of the Portfolio, invest cash collateral received by the Portfolio for such loans, among other things, in a private investment company managed by the lending agent or in registered money market funds advised by the Manager or its affiliates. Pursuant to the same order, the Portfolio may invest its uninvested cash in registered money market funds advised by the Manager or its affiliates, or in a private investment company managed by the lending agent. If the Portfolio acquires shares in either the private investment company or an affiliated money market fund, interestholders would bear both their proportionate share of the Portfolio’s expenses and, indirectly, the expenses of such other entities. However, in accordance with the exemptive order, the investment adviser to the private investment company will not charge any advisory fees with respect to shares purchased by the Portfolio. Such shares also will not be subject to a sales load, redemption fee, distribution fee or service fee, or in the case of the shares of an affiliated money market fund, the payment of any such sales load, redemption fee, distribution fee or service fee will be offset by the Manager’s waiver of a portion of its advisory fee.

The Portfolio would continue to accrue the equivalent of the same interest or other income on loaned securities that it would have received had the securities not been on loan, and would also earn income on investments made with any cash collateral for such loans. Any cash collateral received by the Portfolio in connection with such loans may be invested in a broad range of high quality, U.S. dollar-denominated money market instruments that meet Rule 2a-7 restrictions for money market funds.

BlackRock Investment Management, LLC, an affiliate of BlackRock, acts as securities lending agent for the Portfolio and will be paid a fee for the provision of these services, including advisory services with respect to the collateral of the Portfolio’s securities lending program.

Short-Term Investments — Part of the Portfolio may be invested in dollars or short-term interest bearing dollar-denominated securities, including money market securities, for temporary emergency purposes including to help pay for redemptions. This type of security ordinarily can be sold easily and has limited risk of loss, but earns only limited returns. Short-term investments and temporary defensive positions may limit the potential for the Portfolio to achieve its objective of long-term capital growth.

Temporary Defensive Strategies — It is possible that in extreme market conditions the Portfolio may temporarily invest some or all of its assets in high quality money market securities. Such a temporary defensive strategy would be inconsistent with the Portfolio’s main investment strategies. The reason for acquiring money market securities would be to avoid market losses. However, if market conditions improve, this strategy could result in reducing the potential gain from the market upswing, thus reducing the Portfolio’s opportunity to achieve its investment goal.

When-Issued and Delayed Delivery Securities and Forward Commitments — The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by the Portfolio at an established price with payment and delivery taking place in the future. The Portfolio enters into these transactions to obtain what is considered an advantageous price to the Portfolio at the time of entering into the transaction.

(c) Risks

Set forth below is a summary discussion of the general risks of investing in Small Cap Growth Portfolio. As with any fund, there can be no guarantee that the Portfolio will meet its objective, or that the Portfolio’s performance will be positive over any period of time. Investors may lose money investing in the Portfolio.

Set forth below are the main risks of investing in Small Cap Growth Portfolio:

Equity Securities Risk — Common and preferred stocks represent equity ownership in a company. Stock markets are volatile. The price of equity securities will fluctuate and can decline and reduce the value of a portfolio investing in equities. The value of equity securities purchased by the Portfolio could decline if the financial condition of the companies the Portfolio invests in declines or if overall market and economic conditions deteriorate. They may also decline due to factors that affect a particular industry or industries, such as labor shortages or an increase in production costs and competitive conditions within an industry. In addition, they may decline due to general market conditions that are not specifically related to a company or industry, such as real or perceived adverse economic conditions, changes in the general outlook for corporate earnings, changes in interest or currency rates or generally adverse investor sentiment.

High Portfolio Turnover Risk — The Portfolio may engage in active and frequent trading of its portfolio securities. High portfolio turnover (more than 100%) may result in increased transaction costs to the Portfolio, including brokerage commissions, dealer mark-ups and other transaction costs on the sale of the securities and on reinvestment in other securities. The sale of the Portfolio’s portfolio securities may result in the realization and distribution to shareholders of higher capital gains or losses as compared to a fund with less active trading policies. Given the frequency of sales, such gain or loss will likely be short-term capital gain or loss and would increase an investor’s tax liability unless shares are held through a tax-deferred or tax-exempt vehicle. These effects of higher than normal portfolio turnover may adversely affect Portfolio performance.

Investment Style Risk — Under certain market conditions, growth investments have performed better during the later stages of economic expansion. Therefore, this investment style may over time go in and out of favor. At times when the investment style used by the Portfolio is out of favor, the Portfolio may underperform other equity portfolios that use different investment styles.

Market Risk and Selection Risk — Market risk is the risk that one or more markets in which the Portfolio invests will go down in value, including the possibility that a market will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

Small Cap and Emerging Growth Securities Risk — Small cap or emerging growth companies may have limited product lines or markets. They may be less financially secure than larger, more established companies. They may depend on a small number of key personnel. If a product fails or there are other adverse developments, or if management changes, the Portfolio’s investment in a small cap or emerging growth company may lose substantial value. In addition, it is more difficult to get information on smaller companies, which tend to be less well known, have shorter operating histories, do not have significant ownership by large investors and are followed by relatively few securities analysts.

The securities of small cap or emerging growth companies generally trade in lower volumes and are subject to greater and more unpredictable price changes than larger cap securities or the market as a whole. In addition, small cap securities may be particularly sensitive to changes in interest rates, borrowing costs and earnings. Investing in small cap securities and emerging growth securities requires a longer term view.

Small Cap Growth Portfolio may also be subject to certain other risks associated with its investments and investment strategies, including:

Borrowing Risk — Borrowing may exaggerate changes in the net asset value of Portfolio interests and in the return on the Portfolio’s portfolio. Borrowing will cost the Portfolio interest expense and other fees. The costs of borrowing may reduce the Portfolio’s return. Borrowing may cause the Portfolio to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

Convertible Securities Risk — The market value of a convertible security performs like that of a regular debt security; that is, if market interest rates rise, the value of a convertible security usually falls. In addition, convertible securities are subject to the risk that the issuer will not be able to pay interest or dividends when due, and their market value may change based on changes in the issuer’s credit rating or the market’s perception of the issuer’s creditworthiness. Since it derives a portion of its value from the common stock into which it may be converted, a convertible security is also subject to the same types of market and issuer risk that apply to the underlying common stock.

Debt Securities Risk — Debt securities, such as bonds, involve credit risk. Credit risk is the risk that the borrower will not make timely payments of principal and interest. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may also affect the value of the Portfolio’s investment in that issuer. The degree of credit risk depends on the issuer’s financial condition and on the terms of the securities. Debt securities are also subject to interest rate risk. Interest rate risk is the risk that the value of a debt security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter-term securities.

Derivatives Risk — The Portfolio’s use of derivatives may reduce the Portfolio’s returns and/or increase volatility. Volatility is defined as the characteristic of a security, an index or a market to fluctuate significantly in price within a short time period. A risk of the Portfolio’s use of derivatives is that the fluctuations in their values may not correlate perfectly with the overall securities markets. Derivatives are also subject to counterparty risk, which is the risk that the other party in the transaction will not fulfill its contractual obligation. In addition, some derivatives are more sensitive to interest rate changes and market price fluctuations than other securities. The possible lack of a liquid secondary market for derivatives and the resulting inability of the Portfolio to sell or otherwise close a derivatives position could expose the Portfolio to losses and could make derivatives more difficult for the Portfolio to value accurately. The Portfolio could also suffer losses related to its derivatives positions as a result of unanticipated market movements, which losses are potentially unlimited. Finally, BlackRock may not be able to predict correctly the direction of securities prices, interest rates and other economic factors, which could cause the Portfolio’s derivatives positions to lose value. When a derivative is used as a hedge against a position that the Portfolio holds, any loss generated by the derivative generally should be substantially offset by gains on the hedged investment, and vice versa. While hedging can reduce or eliminate losses, it can also reduce or eliminate gains. Hedges are sometimes subject to imperfect matching between the derivative and the underlying security, and there can be no assurance that the Portfolio’s hedging transactions will be effective. The income from certain derivatives may be subject to Federal income tax. Swap agreements involve the risk that the party with whom the Portfolio has entered into the swap will default on its obligation to pay the Portfolio and the risk that the Portfolio will not be able to meet its obligations to pay the other party to the agreement. Recent legislation calls for new regulation of the derivatives markets. The extent and impact of the regulation is not yet known and may not be known for some time. New regulation may make derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the value or performance of derivatives.

Emerging Markets Risk — The risks of foreign investments are usually much greater for emerging markets. Investments in emerging markets may be considered speculative. Emerging markets include those in countries defined as emerging or developing by the World Bank, the International Finance Corporation or the United Nations. Emerging markets are riskier than more developed markets because they tend to develop unevenly and may never fully develop. They are more likely to experience hyperinflation and currency devaluations, which adversely affect returns to U.S. investors. In addition, many emerging markets have far lower trading volumes and less liquidity than developed markets. Since these markets are often small, they may be more likely to suffer sharp and frequent price changes or long-term price depression because of adverse publicity, investor perceptions or the actions of a few large investors. In addition, traditional measures of investment value used in the United States, such as price to earnings ratios, may not apply to certain small markets. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates.

Many emerging markets have histories of political instability and abrupt changes in policies. As a result, their governments are more likely to take actions that are hostile or detrimental to private enterprise or foreign investment than those of more developed countries. Some countries have pervasive corruption and crime that may hinder investments. Certain emerging markets may also face other significant internal or external risks, including the risk of war, and ethnic, religious and racial conflicts. In addition, governments in many emerging market countries participate to a significant degree in their economies and securities markets, which may impair investment and economic growth.

Expense Risk — Portfolio expenses are subject to a variety of factors, including fluctuations in the Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Portfolio’s net assets decrease due to market declines or redemptions, the Portfolio’s expenses will increase as a percentage of Portfolio net assets. During periods of high market volatility, these increases in the Portfolio’s expense ratio could be significant.

Foreign Securities Risk — Because the Portfolio may invest in companies located in countries other than the United States, the Portfolio may be exposed to risks associated with foreign investments.

•	The value of holdings traded outside the United States (and any hedging transactions in foreign currencies) will be affected by changes in currency exchange rates;

•	The costs of non-U.S. securities transactions tend to be higher than those of U.S. transactions;

•	Foreign holdings may be adversely affected by foreign government action;

•	International trade barriers or economic sanctions against certain non-U.S. countries may adversely affect these holdings;

•	The economies of certain countries may compare unfavorably with the U.S. economy; and

•	Foreign securities markets may be smaller than the U.S. markets, which may make trading more difficult.

Indexed and Inverse Securities Risk — Certain indexed and inverse securities have greater sensitivity to changes in interest rates or index levels than other securities, and the Portfolio’s investment in such instruments may decline significantly in value if interest rates or index levels move in a way Portfolio management does not anticipate.

Investments in Other Investment Companies Risk — As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if the Portfolio acquires shares of investment companies, including ones affiliated with the Portfolio, interestholders bear both their proportionate share of expenses in the Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies. To the extent the Portfolio is held by an affiliated fund, the ability of the Portfolio itself to hold other investment companies may be limited.

Leverage Risk — Some transactions may give rise to a form of leverage. These transactions may include, among others, derivatives, and may expose the Portfolio to greater risk and increase its costs. The use of leverage may cause the Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements. Increases and decreases in the value of the Portfolio’s portfolio will be magnified when the Portfolio uses leverage.

Liquidity Risk — Liquidity risk exists when particular investments are difficult to purchase or sell. The Portfolio’s investments in illiquid securities may reduce the returns of the Portfolio because it may be difficult to sell the illiquid securities at an advantageous time or price. To the extent that the Portfolio’s principal investment strategies involve derivatives or securities with substantial market and/or credit risk, the Portfolio will tend to have the greatest exposure to liquidity risk. Liquid investments may become illiquid after purchase by the Portfolio, particularly during periods of market turmoil. Illiquid investments may be harder to value, especially in changing markets, and if the Portfolio is forced to sell these investments to meet redemption requests or for other cash needs, the Portfolio may suffer a loss. In addition, when there is illiquidity in the market for certain securities, the Portfolio, due to limitations on illiquid investments, may be subject to purchase and sale restrictions.

Money Market Securities Risk — If market conditions improve while the Portfolio has temporarily invested some or all of its assets in high quality money market securities, this strategy could result in reducing the potential gain from the market upswing, thus reducing the Portfolio’s opportunity to achieve its investment objective.

“New Issues” Risk — “New Issues” are initial public offerings (“IPOs”) of U.S. equity securities. Investments in companies that have recently gone public have the potential to produce substantial gains for the Portfolio. However, there is no assurance that the Portfolio will have access to profitable IPOs and therefore investors should not rely on these past gains as an indication of future performance. The investment performance of the Portfolio during periods when it is unable to invest significantly or at all in IPOs may be lower than during periods when the Portfolio is able to do so. In addition, as the Portfolio increases in size, the impact of IPOs on the Portfolio’s performance will generally decrease. Securities issued in IPOs are subject to many of the same risks as investing in companies with smaller market capitalizations. Securities issued in IPOs have no trading history, and information about the companies may be available for very limited periods. In addition, the prices of securities sold in IPOs may be highly volatile or may decline shortly after the initial public offering. When an initial public offering is brought to the market, availability may be limited and the Portfolio may not be able to buy any shares at the offering price, or, if it is able to buy shares, it may not be able to buy as many shares at the offering price as it would like.

Repurchase Agreement and Purchase and Sale Contract Risk — If the other party to a repurchase agreement or purchase and sale contract defaults on its obligation under the agreement, the Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security in either situation and the market value of the security declines, the Portfolio may lose money.

Securities Lending Risk — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Portfolio may lose money and there may be a delay in recovering the loaned securities. The Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences for the Portfolio.

Warrants Risk — If the price of the underlying stock does not rise above the exercise price before the warrant expires, the warrant generally expires without any value and the Portfolio loses any amount it paid for the warrant. Thus, investments in warrants may involve substantially more risk than investments in common stock. Warrants may trade in the same markets as their underlying stock; however, the price of the warrant does not necessarily move with the price of the underlying stock.

When-Issued and Delayed Delivery Securities and Forward Commitments Risk — When-issued and delayed delivery securities and forward commitments involve the risk that the security the Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, the Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

(d) Portfolio Holdings.

For a discussion of the Master LLC’s policies and procedures regarding the selective disclosure of its portfolio holdings, please see Part B of this Registration Statement. The Portfolio’s top ten holdings are available on a monthly basis at www.blackrock.com generally within five business days after the end of the month to which the information applies.

Item 10.	Management, Organization and Capital Structure.

(a)(1) Manager

BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809, the Master LLC’s manager (previously defined as “BlackRock” or the “Manager”), manages Small Cap Growth Portfolio’s investments and its business operations subject to the oversight of the Board of Directors of the Master LLC (the “Board”). While the Manager is ultimately responsible for the management of the Portfolio, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is an indirect, wholly owned subsidiary of BlackRock, Inc.

The Master LLC, on behalf of the Portfolio, entered into a management agreement (the “Management Agreement”) pursuant to which the Manager received a fee, based on the Portfolio’s average daily net assets, at the annual rate of 0.70% of the Portfolio’s average daily net assets. Effective June 1, 2011, pursuant to the Management Agreement, BlackRock receives as compensation for its services to the Portfolio an annual management fee (as a percentage of average daily net assets) calculated as follows:

Average Daily Net Assets	Rate of Management Fee
First $1 billion	0.70%
$1 billion – $3 billion	0.66%
$3 billion – $5 billion	0.63%
$5 billion – $10 billion	0.61%
In excess of $10 billion	0.60%

Pursuant to the Management Agreement, the Manager may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisers, including, without limitation, affiliates of BlackRock, Inc., to perform investment advisory services with respect to the Portfolio. In addition, the Manager may delegate certain of its investment advisory functions under the Management Agreement to one or more of its affiliates to the extent permitted by applicable law. The Manager may terminate any or all sub-advisers or such delegation arrangements in its sole discretion at any time to the extent permitted by applicable law.

The Manager has entered into a sub-advisory agreement (the “Sub-Advisory Agreement”) with BlackRock Capital Management, Inc. (“BCM” or the “Sub-Adviser”), an affiliate, under which the Manager pays a fee for services it receives. The Sub-Adviser and its affiliates have the responsibility for making all investment decisions for the Portfolio. The Manager pays the Sub-Adviser a monthly fee at an annual rate equal to a percentage of the advisory fee that is due to the Manager with respect to the Portfolio pursuant to the Management Agreement.

A discussion of the basis for the Board’s approval of the Management Agreement and the Sub-Advisory Agreement is included in the annual shareholder report of BlackRock Small Cap Growth for the fiscal year ended May 31, 2011.

The Manager is a registered investment adviser that was organized in 1994 to perform advisory services for investment companies. BCM is a registered investment adviser organized in 1999. The Manager and its affiliates had approximately $3.659 trillion in investment company and other portfolio assets under management as of June 30, 2011.

Conflicts of Interest

The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and The PNC Financial Services Group, Inc. (“PNC”) and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) and of BlackRock, Inc.’s significant shareholder, and Barclays Bank PLC and its affiliates, including Barclays PLC (each a “Barclays Entity” and collectively the “Barclays Entities”), in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage Small Cap Growth Portfolio and its interestholders. BlackRock and its Affiliates or the Barclays Entities provide investment management services to other funds and discretionary managed accounts that follow an investment program similar to that of the Portfolio. BlackRock and its Affiliates or the Barclays Entities are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of Small Cap Growth Portfolio. One or more Affiliates or Barclays Entities act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which the Portfolio directly and indirectly invests. Thus, it is likely that the Portfolio will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate or a Barclays Entity performs or seeks to perform investment banking or other services. One or more Affiliates or Barclays Entities may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Portfolio and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Portfolio. The trading activities of these Affiliates or Barclays Entities are carried out without reference to positions held directly or indirectly by the Portfolio and may result in an Affiliate or a Barclays Entity having positions that are adverse to those of the Portfolio. No Affiliate or Barclays Entity is under any obligation to share any investment opportunity, idea or strategy with the Portfolio. As a result, an Affiliate or a Barclays Entity may compete with the Portfolio for appropriate investment opportunities. The results of the Portfolio’s investment activities, therefore, may differ from those of an Affiliate or a Barclays Entity and of other accounts managed by an Affiliate or a Barclays Entity, and it is possible that the Portfolio could sustain losses during periods in which one or more Affiliates or Barclays Entities and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the Portfolio may, from time to time, enter into transactions in which an Affiliate or a Barclays Entity or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate- or Barclays Entity-advised clients may adversely impact the Portfolio. Transactions by one or more Affiliate- or Barclays Entity-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Portfolio. The Portfolio’s activities may be limited because of regulatory restrictions applicable to one or more Affiliates or Barclays Entities, and/or their internal policies designed to comply with such restrictions. In addition, the Portfolio may invest in securities of companies with which an Affiliate or a Barclays Entity has or is trying to develop investment banking relationships or in which an Affiliate or a Barclays Entity has significant debt or equity investments. The Portfolio also may invest in securities of companies for which an Affiliate or a Barclays Entity provides or may some day provide research coverage. An Affiliate or a Barclays Entity may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Portfolio or who engage in transactions with or for the Portfolio, and may receive compensation for such services. The Portfolio may also make brokerage and other payments to Affiliates or Barclays Entities in connection with the Portfolio’s portfolio investment transactions.

Under a securities lending program approved by its Board, the Master LLC has retained an affiliate of BlackRock to serve as the securities lending agent for Small Cap Growth Portfolio to the extent that the Portfolio participates in the securities lending program. For these services, the lending agent may receive a fee from the Portfolio, including a fee based on the returns earned on the Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which the Portfolio may lend its portfolio securities under the securities lending program.

The activities of Affiliates or Barclays Entities may give rise to other conflicts of interest that could disadvantage Small Cap Growth Portfolio and its interestholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this Registration Statement for further information.

(a)(2) Portfolio Managers.

Small Cap Growth Portfolio is managed by a team of financial professionals. Information about the portfolio managers of the Portfolio is set forth below. Further information regarding the portfolio managers, including other accounts managed, compensation, ownership of Portfolio interests and possible conflicts of interest is available in the BlackRock Registration Statement.

Portfolio Manager	Primary Role	Since	Title and Recent Biography
Andrew F. Thut	Jointly and primarily responsible for the day-to-day management of the Portfolio’s portfolio including setting the Portfolio’s overall investment strategy and overseeing the management of the Portfolio.	2006	Managing Director of BlackRock, Inc. since 2009; Director of BlackRock, Inc. from 2005 to 2008.

Andrew Leger	Jointly and primarily responsible for the day-to-day management of the Portfolio’s portfolio including setting the Portfolio’s overall investment strategy and overseeing the management of the Portfolio.	2006	Director of BlackRock, Inc. since 2007; Vice President of BlackRock, Inc. from 2002 to 2006.

(a)(3) Legal Proceedings. Not Applicable

(b) Capital Stock.

Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of the Master LLC, Feeder Funds would be entitled to their pro rata share of the assets of the Master LLC that are available for distribution.

Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of the Master LLC. A Feeder Fund may withdraw from the Master LLC at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to vote in proportion to its investment in the Master LLC. Each Feeder Fund generally will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC.

Small Cap Growth Portfolio is a separate series of the Master LLC. Each investor is entitled to vote in proportion to its investment in the Master LLC or the Portfolio (as the case may be). Investors in the Portfolio will participate equally in accordance with their pro rata interests in the earnings, dividends and assets of the Portfolio. The Master LLC reserves the right to create and issue interests in additional portfolios.

Investments in the Master LLC may not be transferred without the prior written consent of all Directors and all remaining interestholders. A Feeder Fund may withdraw all or any portion of its investment in the Master LLC at net asset value on any day on which the New York Stock Exchange (the “NYSE”) is open, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the Master LLC, please see Item 11 herein.

Item 11.	Shareholder Information.

(a) Pricing of Interests in the Master LLC

The net asset value of Small Cap Growth Portfolio is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. The price at which a purchase or redemption is effected is based on the next calculation of net asset value after such an order is placed. Foreign securities owned by the Portfolio may trade on weekends or other days when the Portfolio does not price its interests. As a result, the Portfolio’s net asset value may change on days when shareholders will not be able to purchase or redeem the interests in the Portfolio. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year’s Day, Martin Luther King, Jr. Day, Presidents’ Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The aggregate net asset value of Small Cap Growth Portfolio is the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses). Expenses, including the fee payable to the Manager, are accrued daily.

Securities of small cap and emerging growth companies may trade less often and/or in lower volumes than those of larger capitalization companies. Thus, changes in the value of Small Cap Growth Portfolio’s holdings may occur between the time when the Portfolio’s net asset value is calculated and the time the prices of the Portfolio’s holdings next change and the Portfolio may be required to fair value these securities.

Small Cap Growth Portfolio may invest a portion of its assets in foreign securities. Generally, trading in foreign securities, as well as U.S. government securities and money market instruments and certain fixed income securities, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Portfolio’s interests are determined as of such times. Foreign currency exchange rates also are generally determined prior to the close of business on the NYSE. Occasionally, market volatility or other occurrences or events that affect the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the market prices for such securities determined prior to the close of the NYSE. If market quotations are not readily available or, in the Manager’s judgment, they do not accurately reflect fair value for a security or if a security’s value has been materially affected by events or other circumstances occurring after the close of the market on which the security is principally traded and prior to the time at which the Portfolio’s net asset value is determined, that security will be valued by another method that the Board believes more accurately reflects the fair value.

Fixed income securities for which market quotations are readily available are generally valued using such securities’ most recent bid prices provided directly from one or more broker-dealers, market makers, or independent third-party pricing services which may use matrix pricing and valuation models to derive values, each in accordance with valuation procedures approved by the Board. When market quotations are not readily available or are believed by BlackRock to be unreliable, the Portfolio’s investments are valued at fair value (“Fair Value Assets”). Fair Value Assets are valued by BlackRock in accordance with procedures approved by the Master LLC’s Board.

The Board has adopted valuation procedures for Small Cap Growth Portfolio and has delegated the day-to-day responsibility for fair value determinations to the Manager’s Valuation Committee. Fair value determinations by the Manager that affect the Portfolio’s net asset value are subject to review, approval or ratification, as appropriate, by the Board. In determining whether current market prices are readily available or accurately reflect a security’s fair value, the Manager monitors the information it receives in the ordinary course of its investment management responsibilities for significant events that it believes in good faith will affect the market prices of the securities of issuers held by the Portfolio. Significant events may include events affecting specific issuers (for example, a halt in trading of the securities of an issuer on an exchange during the trading day or a company announcement) or events affecting securities markets generally (for example, market volatility, including a substantial upward or downward movement of the U.S. markets, or a natural disaster).

If, after the close of the principal market on which a security held by Small Cap Growth Portfolio is traded and before the time as of which the Portfolio’s net asset value is calculated that day, a significant event occurs that the Manager determines in the exercise of its judgment will cause a change in the value of that security from the closing price of the security on the principal market on which it is traded, the Manager will use its best judgment to determine a fair value for that security. The Manager believes that foreign securities values may be affected by volatility that occurs in U.S. markets on a trading day after the close of foreign securities markets and that such volatility can constitute a significant event. The fair valuation procedures, therefore, include a procedure whereby the Portfolio may use adjusted foreign securities prices provided by an independent pricing service pursuant to a valuation policy approved by the Board to take such volatility into account.

Small Cap Growth Portfolio’s use of fair value pricing is designed to ensure that the Portfolio’s net asset value reflects the value of its underlying portfolio securities as accurately as possible. There can be no assurance, however, that a fair value used by the Portfolio on any given day will more accurately reflect the market value of a security or securities than the market price of such security or securities on that day.

Each investor in the Master LLC may add to or reduce its investment in Small Cap Growth Portfolio on each day the NYSE is open for trading. The value of each investor’s interest in the Portfolio will be determined after the close of business on the NYSE by multiplying the aggregate net asset value of the Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio after the close of business of the NYSE or the next determination of the aggregate net asset value of the Portfolio.

(b) Purchase of Interests in the Master LLC.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. The Directors may permit the purchase of interests for cash or other consideration acceptable to the Directors, subject to the requirements of the Investment Company Act.

The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of Small Cap Growth Portfolio at any time for any reason.

(c) Redemption of Interests in the Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day on which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is received by the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred except with the prior written consent of all the Directors and the remaining interestholders.

(d) Dividends and Distributions

Not applicable.

(e) Frequent Purchase and Redemption of Master LLC Interests.

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. The Master LLC is not, therefore, directly subject to the risks of short term trading and the Board has not adopted procedures designed to prevent such trading. However, the Master LLC may be adversely affected by short-term trading in shares of a Feeder Fund. See “Account Information — Short-Term Trading Policy” in Part A of the BlackRock Registration Statement for more information.

(f) Tax Consequences.

Each Portfolio of the Master LLC intends to operate as a partnership or, if it has only one Feeder Fund, as a disregarded entity for Federal income tax purposes. Accordingly, Small Cap Growth Portfolio will not be subject to any Federal income tax. Based upon the status of the Portfolio as a partnership or disregarded entity, a Feeder Fund will take into account its share of the Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its income tax liability and its qualifications as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). The determination of a Feeder Fund’s share of the Portfolio’s ordinary income, capital gains, losses, deductions and credits will be made in accordance with the Code, as amended, and the regulations promulgated thereunder.

Item 12.	Distribution Arrangements.

(a) Sales Loads.

Not applicable.

(b) 12b-1 Fees.

Not applicable.

(c) Multiple Class and Master Feeder Funds.

The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. A Feeder Fund acquires an indirect interest in the securities owned by the Master LLC and will pay a proportionate share of the Master LLC’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for the Master LLC may reduce certain transaction costs to the extent that contributions to and redemptions from the Master LLC’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

A Feeder Fund’s investment in the Master LLC may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in the Master LLC or withdraws from the Master LLC, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the Master LLC if the Master LLC voted to change its investment objective, policies or limitations in a manner not acceptable to the Board of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the Master LLC may affect the investment performance of the Feeder Fund and the Master LLC.

The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the Master LLC.

When a Feeder Fund is requested to vote on matters pertaining to the Master LLC, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Master LLC proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the ‘master/feeder’ structure, please see Part A of the BlackRock Registration Statement under “Account Information—Master/Feeder Structure.”

PART B

September 28, 2011

BlackRock Master Small Cap Growth Portfolio of

BlackRock Master LLC

Item 14.	Cover Page and Table of Contents.

This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of BlackRock Master LLC (the “Master LLC”), dated September 28, 2011, as it may be revised from time to time (the “Master LLC Part A”). The Master LLC Part A is incorporated herein by reference and this Part B is incorporated by reference in the Master LLC Part A.

BlackRock Master Small Cap Growth Portfolio (“Small Cap Growth Portfolio” or the “Portfolio”) is a separate series of the Master LLC.

As permitted by General Instruction D to Form N-1A, responses to certain items required to be included in Part B of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 23 of the Registration Statement on Form N-1A (Securities Act File No. 333-56203 and Investment Company Act File No. 811-08797) of BlackRock Small Cap Growth Fund II (“BlackRock Small Cap Growth”) of BlackRock Series, Inc. (the “Corporation”), as filed with the Securities and Exchange Commission (the “Commission”) on September 26, 2011, and as amended from time to time (the “BlackRock Registration Statement”). Part A of the BlackRock Registration Statement includes the prospectus of BlackRock Small Cap Growth. Part B of the BlackRock Registration Statement includes the statement of additional information of BlackRock Small Cap Growth. The Master LLC is part of a ‘master/feeder’ structure. BlackRock Small Cap Growth invests all of its assets in Small Cap Growth Portfolio. BlackRock Small Cap Growth is currently the only feeder fund (“Feeder Fund” will refer to BlackRock Small Cap Growth or any other feeder fund which may invest in Small Cap Growth Portfolio) that invests in the Master LLC.

Item 15.	Master LLC History.

The Master LLC is an open-end investment company that was organized on April 23, 1998 as a statutory trust under the laws of the State of Delaware. On or about September 29, 2006, the Master LLC changed its name from Mercury Master Trust to BlackRock Master Trust. Effective June 15, 2007, the Master LLC was reorganized as a Delaware limited liability company and changed its name from BlackRock Master Trust to BlackRock Master LLC.

Item 16.	Description of the Portfolio and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 9 of the Master LLC Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of Small Cap Growth Portfolio, the types of securities purchased by the Portfolio, the investment techniques used by the Portfolio, and certain risks relating thereto, as well as other information relating to the Portfolio’s investment programs, is incorporated herein by reference from the sections entitled “Investment Objectives and Policies” and “Investment Restrictions” in Part I of Part B of the BlackRock Registration Statement and the section entitled “Investment Risks and Considerations” in Part II of Part B of the BlackRock Registration Statement.

Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Master LLC’s portfolio holdings is incorporated herein by reference to the section entitled “Management and Other Service Arrangements — Selective Disclosure of Portfolio Holdings” in Part II of Part B of the BlackRock Registration Statement.

Item 17.	Management of the Master LLC.

(a) Management Information.

The Board of Directors of the Master LLC (the “Board”) consists of thirteen individuals (each, a “Director”), eleven of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “Independent Directors”). The same individuals also serve as Directors of the Corporation. The registered investment companies advised by BlackRock Advisors, LLC (“BlackRock” or the “Manager”) or its affiliates (the “BlackRock-advised Funds”) are organized into one complex of closed-end funds, two complexes of open-end funds (the Equity Liquidity Complex and the Equity-Bond Complex) and one complex of exchange-traded funds (each, a “BlackRock Fund Complex”). The Master LLC is included in the BlackRock Fund Complex referred to as the Equity-Liquidity Complex. The Directors also oversee as board members the operations of the other open-end registered investment companies included in the Equity-Liquidity Complex.

The Board has overall responsibility for the oversight of the Master LLC. The Co-Chairs of the Board are Independent Directors, and the Chair of each Board committee (each, a “Committee”) is an Independent Director. The Board has five standing Committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight and Contract Committee and an Executive Committee. The Board also has one ad hoc Committee, the Joint Product Pricing Committee. The role of the Co-Chairs of the Board is to preside at all meetings of the Board, and to act as a liaison with service providers, officers, attorneys and other Directors generally between meetings. The Chair of each Committee performs a similar role with respect to the Committee. The Co-Chairs of the Board or the Chair of a Committee may also perform such other functions as may be delegated by the Board or the Committee from time to time. The Independent Directors meet regularly outside the presence of Portfolio management, in executive session or with other service providers to the Portfolio. The Board has regular meetings five times a year and may hold special meetings if required before its next regular meeting. Each Committee meets regularly to conduct the oversight functions delegated to that Committee by the Board and reports its findings to the Board. The Board and each standing Committee conduct annual assessments of their oversight function and structure. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise independent judgment over management and to allocate areas of responsibility among Committees and the full Board to enhance effective oversight.

The Board has engaged the Manager to manage the Portfolio on a day-to-day basis. The Board is responsible for overseeing the Manager, other service providers, the operations of Small Cap Growth Portfolio and associated risk in accordance with the provisions of the Investment Company Act, state law, other applicable laws, Master LLC’s charter and the Portfolio’s investment objectives and strategies. The Board reviews, on an ongoing basis, the Portfolio’s performance, operations and investment strategies and techniques. The Board also conducts reviews of the Manager and its role in running the operations of the Portfolio.

Day-to-day risk management with respect to Small Cap Growth Portfolio is the responsibility of the Manager or of sub-advisers or other service providers (depending on the nature of the risk), subject to the supervision of the Manager. The Portfolio is subject to a number of risks, including investment compliance, operation and valuation risks, among others. While there are a number of risk management functions performed by the Manager and the sub-advisers or other service providers, as applicable, it is not possible to eliminate all of the risks applicable to the Portfolio. Risk oversight forms part of the Board’s general oversight of the Portfolio and is addressed as part of various Board and Committee activities. The Board, directly or through a Committee, also reviews reports from, among others, management, the independent registered public accounting firm for the Portfolio, sub-advisers and internal auditors for the investment adviser or its affiliates, as appropriate, regarding risks faced by the Portfolio and management’s or the service provider’s risk functions. The Committee system facilitates the timely and efficient consideration of matters by the Directors and facilitates effective oversight of compliance with legal and regulatory requirements of the Portfolio’s activities and associated risks. The Board has appointed a Chief Compliance Officer, who oversees the implementation and testing of the Portfolio’s compliance program and reports to the Board regarding compliance matters for the Portfolio and its service providers. The Independent Directors have engaged independent legal counsel to assist them in performing their oversight responsibilities.

        The members of the Audit Committee (the “Audit Committee”) are Kenneth L. Urish (Chair), Herbert I. London and Frederick W. Winter, all of whom are Independent Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of Maser LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for Small Cap Growth Portfolio; (3) review the conduct and results of each audit and discuss the Portfolio’s financial statements; (4) review any issues raised by the independent auditors or Portfolio management regarding the accounting or financial reporting policies and practices of the Portfolio and the internal controls of the Portfolio and certain service providers; (5) oversee the performance of (a) the Portfolio’s internal audit function provided by its investment advisor and (b) the independent auditors; (6) discuss with Portfolio management its policies regarding risk assessment and risk management as such matters relate to the Portfolio’s financial reporting and controls; and (7) resolve any disagreements between Portfolio management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. During the fiscal year ended May 31, 2011, the Audit Committee met six times.

The members of the Governance and Nominating Committee (the “Governance Committee”) are Dr. Matina S. Horner (Chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are Independent Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as Independent Directors of Master LLC and recommend Independent Director nominees for election by interestholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and Committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and Committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding Independent Director compensation; and (5) monitor corporate governance matters and to develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by Small Cap Growth Portfolio interestholders as it deems appropriate. Portfolio interestholders who wish to recommend a nominee should send nominations to the Secretary of Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the fiscal year ended May 31, 2011, the Governance Committee met six times.

The members of the Compliance Committee are Joseph P. Platt (Chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are Independent Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving Master LLC, the fund-related activities of BlackRock and Master LLC’s third-party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of Master LLC and its service providers and to recommend changes or additions to such policies and procedures; (2) review information on and, where applicable, to recommend policies concerning, Small Cap Growth Portfolio’s compliance with applicable law; and (3) review reports from, oversee the annual performance review of, and make certain recommendations regarding Master LLC’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. During the fiscal year ended May 31, 2011, the Compliance Committee met eleven times.

The members of the Performance Oversight and Contract Committee (the “Performance Oversight Committee”) are David O. Beim (Chair), Toby Rosenblatt (Vice Chair), Ronald W. Forbes and Rodney D. Johnson, all of whom are Independent Directors. The Performance Oversight Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee Small Cap Growth Portfolio’s investment performance relative to its agreed-upon performance objectives and to assist the Independent Directors in their consideration of investment advisory agreements. The Performance Oversight Committee’s responsibilities include, without limitation, to (1) review the Portfolio’s investment objectives, policies and practices and the Portfolio’s investment performance; (2) review information on appropriate benchmarks and competitive universes and unusual or exceptional investment matters; (3) review personnel and resources devoted to management of each Portfolio and to evaluate the nature and quality of information furnished to the Performance Oversight Committee; (4) recommend any required action regarding change in fundamental and non-fundamental investment policies and restrictions, Portfolio mergers or liquidations; (5) request and review information on the nature, extent and quality of services and quality of services provided to the interestholders; and (6) make recommendations to the Board concerning the approval or renewal of investment advisory agreements. The Board has adopted a written charter for the Performance Oversight Committee. During the fiscal year ended May 31, 2011, the Performance Oversight Committee met seven times.

The Boards of the Equity-Liquidity Complex, the Equity-Bond Complex and the closed-end BlackRock Fund Complex established the ad hoc Joint Product Pricing Committee (the “Product Pricing Committee”) comprised of nine members drawn from the independent board members serving on the boards of these BlackRock Fund Complexes. Ronald W. Forbes and Rodney D. Johnson are members of the Product Pricing Committee representing the Equity-Liquidity Complex. Two independent board members representing the closed-end BlackRock Fund Complex and five independent board members representing the Equity-Bond Complex serve on the Product Pricing Committee. The Product Pricing Committee is chaired by an independent board member from the Equity-Bond Complex. The purpose of the Product Pricing Committee is to review the components and pricing structure of the non-money market funds in the BlackRock Fund Complexes. During the fiscal year ended May 31, 2011, the Product Pricing Committee met seven times.

The members of the Executive Committee are Ronald W. Forbes and Rodney D. Johnson, both of whom are Independent Directors, and Paul L. Audet, who serves as an interested Director. The principal responsibilities of the Executive Committee are to (1) act on routine matters between meetings of the Board; (2) act on such matters as may require urgent action between meetings of the Board; and (3) exercise such other authority as may from time to time be delegated to the Executive Committee by the Board. The Board has adopted a written charter for the Executive Committee. During the fiscal year ended May 31, 2011, the Executive Committee did not hold a formal meeting.

The Governance Committee has adopted a statement of policy that describes the experience, qualifications, skills and attributes that are necessary and desirable for potential Independent Director candidates (the “Statement of Policy”). The Board believes that each Independent Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by the Statement of Policy. Furthermore, in determining that a particular Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling. The Board believes that, collectively, the Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Board to operate effectively in governing the Master LLC and protecting the interests of interestholders. Among the attributes common to all Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with Portfolio’s investment adviser, sub-advisers, other service providers, counsel and independent auditors and to exercise effective business judgment in the performance of their duties as Directors.

Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of Master LLC and the other funds in the BlackRock Fund Complex (and any predecessor funds), other investment funds, public companies or non-profit entities or other organizations; ongoing commitment to and participation in Board and Committee meetings, as well as his or her leadership of standing and ad hoc committees throughout the years; or other relevant life experiences.

The table below discusses some of the experiences, qualifications and skills of each of the Directors that support the conclusion that each Director should serve (or continue to serve) on the Board.

Directors	Experience, Qualifications and Skills
Independent Directors

David O. Beim	David O. Beim has served for approximately 13 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy Merrill Lynch Investment Managers, L.P. (“MLIM”) funds. Mr. Beim has served as a professor of finance and economics at the Columbia University Graduate School of Business since 1991 and has taught courses on corporate finance, international banking and emerging financial markets. The Board benefits from the perspective and background gained by his almost 20 years of academic experience. He has published numerous articles and books on a range of topics, including, among others, banking and finance. In addition, Mr. Beim spent 25 years in investment banking, including starting and running the investment banking business at Bankers Trust Company.

Ronald W. Forbes	Ronald W. Forbes has served for more than 30 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. This length of service provided Mr. Forbes with direct knowledge of the operation of the Portfolio and the business and regulatory issues facing the Portfolio. He currently serves as professor emeritus at the School of Business at the State University of New York at Albany, and has served as a professor of finance thereof since 1989. Mr. Forbes’ experience as a professor of finance provides valuable background for his service on the Board. Mr. Forbes has also served as a member of the task force on municipal securities markets for Twentieth Century Fund.

Dr. Matina S. Horner	Dr. Matina S. Horner has served for approximately 7 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. The Board benefits from her service as executive vice president of Teachers Insurance and Annuity Association and College Retirement Equities Fund. This

experience provides Dr. Horner with management and corporate governance experience. In addition, Dr. Horner served as a professor in the Department of Psychology at Harvard University and served as President of Radcliffe College for 17 years. Dr. Horner also served on various public, private and non-profit boards.

Rodney D. Johnson	Rodney D. Johnson has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 25 years of experience as a financial advisor covering a range of engagements, which has broadened his knowledge of and experience with the investment management business. Prior to founding Fairmount Capital Advisors, Inc., Mr. Johnson served as Chief Investment Officer of Temple University for two years. He served as Director of Finance and Managing Director, in addition to a variety of other roles, for the City of Philadelphia, and has extensive experience in municipal finance. Mr. Johnson was also a tenured associate professor of finance at Temple University and a research economist with the Federal Reserve Bank of Philadelphia.

Herbert I. London	Herbert I. London has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. Dr. London’s experience as president of the Hudson Institute, a world renowned think tank in Washington D.C., since 1997 and in various positions at New York University provide both background and perspective on financial, economic and global issues, which enhance his service on the Board. He has authored several books and numerous articles, which have appeared in major newspapers and journals throughout the United States.

Cynthia A. Montgomery	Cynthia A. Montgomery has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. The Board benefits from Ms. Montgomery’s more than 20 years of academic experience as a professor at Harvard Business School where she taught courses on corporate strategy and corporate governance. Ms. Montgomery also has business management and corporate governance experience through her service on the corporate boards of a variety of public companies. She has also authored numerous articles and books on these topics.

Joseph P. Platt	Joseph P. Platt has served for approximately 12 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Platt currently serves as general partner at Thorn Partners, LP, a private investment company. Prior to his joining Thorn Partners, LP, he was an owner, director and executive vice president with Johnson and Higgins, an insurance broker and employee benefits consultant. He has over 25 years experience in the areas of insurance, compensation and benefits. Mr. Platt also serves on the boards of public, private and non-profit companies.

Robert C. Robb, Jr.	Robert C. Robb, Jr. has served for approximately 12 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Robb has over 30 years of experience in management consulting and has worked with many companies and business associations located throughout the United States. Mr. Robb brings to the Board a wealth of practical business experience across a range of industries.

Toby Rosenblatt	Toby Rosenblatt has served for approximately 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has served as president and general partner of Founders Investments, Ltd., a private investment limited partnership, since 1999, providing him with relevant experience with the issues faced by investment management firms and their clients. Mr. Rosenblatt has been active in the civic arena and has served as a trustee of a number of community and educational organizations for over 30 years.

Kenneth L. Urish	Kenneth L. Urish has served for approximately 12 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 30 years of experience in public accounting. Mr. Urish has served as a managing member of an accounting and consulting firm. Mr. Urish has been determined by the Audit Committee to be an audit committee financial expert, as such term is defined in the applicable Commission rules.

Frederick W. Winter	Frederick W. Winter has served for approximately 12 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. The Board benefits from Mr. Winter’s years of academic experience, having served as a professor and dean emeritus of the Joseph M. Katz Graduate School of Business at the University of Pittsburgh since 2005, and dean thereof since 1997. He is widely regarded as a specialist in marketing strategy, marketing management, business-to-business marketing and services marketing. He has also served as a consultant to more than 50 different firms.

Interested Directors

Paul L. Audet

Paul L. Audet has a wealth of experience in the investment management industry, including more than 13 years with BlackRock and over 20 years in finance and asset management. He also has expertise in finance, as demonstrated by his positions as Chief Financial Officer of BlackRock and Head of BlackRock’s Global Cash Management business. Mr. Audet currently is a member of BlackRock’s Global Operating and Corporate Risk Management Committees, the BlackRock Alternative Investors Executive Committee and the Investment Committee for the Private Equity Fund of Funds. Prior to joining BlackRock, Mr. Audet was the Senior Vice President of Finance at PNC Bank Corp. and Chief Financial Officer of the investment management and mutual fund processing businesses and Head of PNC’s Mergers & Acquisitions unit.

Henry Gabbay	Henry Gabbay’s many years of experience in finance provides the Board with a wealth of practical business knowledge and leadership. In particular, Mr. Gabbay’s experience as a consultant for and Managing Director of BlackRock, Inc., Chief Administrative Officer of BlackRock Advisors, LLC and President of BlackRock Funds provides the Portfolio with greater insight into the analysis and evaluation of both its existing investment portfolios and potential future investments as well as enhanced oversight of its investment decisions and investment valuation processes. In addition, Mr. Gabbay’s former positions as Chief Administrative Officer of the BlackRock Advisors, LLC and as Treasurer of certain closed-end funds in the BlackRock Fund Complex provide the Board with direct knowledge of the operations of the Portfolio and its investment advisers. Mr. Gabbay’s previous service on and long-standing relationship with the Board also provide him with a specific understanding of the Portfolio, its operations, and the business and regulatory issues facing the Portfolio.

Biographical Information. Certain biographical and other information relating to the Directors of the Master LLC is set forth below and on the following pages, including address and year of birth, principal occupations for at least the last five (5) years, length of time served, total number of registered investment companies and investment portfolios overseen in the BlackRock-advised Funds, and any public company and investment company directorships held during the past five years.

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships Held During Past Five Years
Independent Directors[1]

David O. Beim[3] 55 East 52nd Street New York, NY 10055 1940	Director	1998 to present	Professor of Professional Practice at the Columbia University Graduate School of Business since 1991; Trustee, Phillips Exeter Academy since 2002; Chairman, Wave Hill, Inc. (public garden and cultural center) from 1990 to 2006.	33 RICs consisting of 104 Portfolios	None

Ronald W. Forbes[4] 55 East 52nd Street New York, NY 10055 1940	Director	2007 to present	Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000.	33 RICs consisting of 104 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships Held During Past Five Years

Dr. Matina S. Horner[5] 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present	Executive Vice President of Teachers Insurance and Annuity Association and College Retirement Equities Fund from 1989 to 2003.	33 RICs consisting of 104 Portfolios	NSTAR (electric and gas utility)

Rodney D. Johnson[4] 55 East 52nd Street New York, NY 10055 1941	Director	2007 to present	President, Fairmount Capital Advisors, Inc. since 1987; Member of the Archdiocesan Investment Committee of the Archdiocese of Philadelphia since 2004; Director, The Committee of Seventy (civic) since 2006; Director, Fox Chase Cancer Center from 2004 to 2010.	33 RICs consisting of 104 Portfolios	None

Herbert I. London 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present	Professor Emeritus, New York University since 2005; John M. Olin Professor of Humanities, New York University from 1993 to 2005 and Professor thereof from 1980 to 2005; President, Hudson Institute (policy research organization) since 1997 and Trustee thereof since 1980; Chairman of the Board of Trustees for Grantham University since 2006; Director, InnoCentive, Inc. (strategic solutions company) since 2005; Director, Cerego, LLC (software development and design) since 2005; Director, Cybersettle (dispute resolution technology) since 2009.	33 RICs consisting of 104 Portfolios	AIMS Worldwide, Inc. (marketing)

Cynthia A. Montgomery 55 East 52nd Street New York, NY 10055 1952	Director	2007 to present	Professor, Harvard Business School since 1989; Director, McLean Hospital since 2005; Director, Harvard Business School Publishing from 2005 to 2010.	33 RICs consisting of 104 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Joseph P. Platt[6] 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present	Director, The West Penn Allegheny Health System (a not-for-profit health system) since 2008; Director, Jones and Brown (Canadian insurance broker) since 1998; General Partner, Thorn Partners, LP (private investment) since 1998; Director, WQED Multi-Media (public broadcasting not-for-profit) since 2001; Partner, Amarna Corporation, LLC (private investment company) from 2002 to 2008.	33 RICs consisting of 104 Portfolios	Greenlight Capital Re, Ltd. (reinsurance company)

Robert C. Robb, Jr. 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981.	33 RICs consisting of 104 Portfolios	None

Toby Rosenblatt[7] 55 East 52nd Street New York, NY 10055 1938	Director	2007 to present	President, Founders Investments Ltd. (private investments) since 1999; Director, College Access Foundation of California (philanthropic foundation) since 2009; Director, Forward Management, LLC since 2007; Director, The James Irvine Foundation (philanthropic foundation) from 1998 to 2008.	33 RICs consisting of 104 Portfolios	A.P. Pharma, Inc. (specialty pharmaceuticals) (1983-2011)
Kenneth L. Urish[8] 55 East 52nd Street New York, NY 10055 1951	Director	2007 to present	Managing Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Chairman Elect of the Professional Ethics Committee of the	33 RICs consisting of 104 Portfolios	None

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships Held During Past Five Years
Pennsylvania Institute of Certified Public Accountants and member thereof since 2007; Member of External Advisory Board, The Pennsylvania State University Accounting Department since 2001; Trustee, The Holy Family Foundation from 2001 to 2010; President and Trustee, Pittsburgh Catholic Publishing Associates from 2003 to 2008; Director, Inter-Tel from 2006 to 2007.

Frederick W. Winter 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Professor and Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh since 2005 and Dean thereof from 1997 to 2005; Director, Alkon Corporation (pneumatics) since 1992; Director, Tippman Sports (recreation) since 2005; Director, Indotronix International (IT services) from 2004 to 2008 .	33 RICs consisting of 104 Portfolios	None

Interested Directors[1,9]

Paul L. Audet 55 East 52nd Street New York, NY 10055 1953	Director	2011 to present

Senior Managing Director, BlackRock, Inc. and Head of BlackRock’s Real Estate business from 2008 to 2011; Member of BlackRock’s Global Operating and Corporate Risk Management Committees and of the BlackRock Alternative Investors Executive Committee and Investment Committee for the Private Equity Fund of Funds business since 2008; Head of BlackRock’s Global Cash Management business from 2005 to 2010; Acting Chief Financial Officer of BlackRock from 2007 to 2008; Chief Financial Officer of BlackRock from 1998 to 2005.

				158 RICs consisting of 283 Portfolios	None

Henry Gabbay 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present	Consultant, BlackRock, Inc. from 2007 to 2008; Managing Director, BlackRock, Inc. from 1989 to 2007; Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.	158 RICs consisting of 283 Portfolios	None

[1]

Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72. The Board has approved one-year extensions in the terms of Directors who turn 72 prior to December 31, 2013.

[2]

Following the combination of MLIM and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows certain Directors as joining the Master LLC’s Board in 2007, each Independent Director first became a member of the boards of other legacy MLIM or legacy BlackRock funds as follows: David O. Beim, 1998; Ronald W. Forbes, 1977; Dr. Matina S. Horner, 2004; Rodney D. Johnson, 1995; Herbert I. London, 1987; Cynthia A. Montgomery, 1994; Joseph P. Platt, 1999; Robert C. Robb, Jr., 1999; Toby Rosenblatt, 2005; Kenneth L. Urish, 1999; and Frederick W. Winter, 1999.

[3]	Chair of the Performance Oversight Committee.
[4]	Co-Chair of the Board.
[5]	Chair of the Governance Committee.
[6]	Chair of the Compliance Committee.
[7]	Vice-Chair of the Performance Oversight Committee.
[8]	Chair of the Audit Committee.
[9]

Mr. Audet is an “interested person,” as defined in the Investment Company Act, of the Master LLC based on his position with BlackRock, Inc. and its affiliates. Mr. Gabbay is an “interested person” of the Master LLC based on his former positions with BlackRock, Inc. and its affiliates as well as his ownership of BlackRock, Inc. and The PNC Financial Services Group, Inc. securities.

Certain biographical and other information relating to the officers of each Master LLC is set forth below, including address and year of birth, principal occupations for at least the last five years, length of time served, total number of registered investment companies and investment portfolios overseen, and any public company and investment company directorships held during the past five years:

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[1]	Principal Occupation(s) During Past Five Years	Number of BlackRock- Advised Registered Investment Companies (“RICs”) consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships Held During Past Five Years
John Perlowski 55 East 52nd Street New York, NY 10055 1964	President and Chief Executive Officer	2010 to present	Managing Director of BlackRock, Inc. since 2009; Global Head of BlackRock Fund Administration since 2009; Managing Director and Chief Operating Officer of the Global Product Group at Goldman Sachs Asset Management, L.P. from 2003 to 2009; Treasurer of Goldman Sachs Mutual Funds from 2003 to 2009 and Senior Vice President thereof from 2007 to 2009; Director of Goldman Sachs Offshore Funds from 2002 to 2009; Director, Family Resource Network (charitable foundation) since 2009.	62 RICs consisting of 187 Portfolios

Brendan Kyne 55 East 52nd Street New York, NY 10055 1977	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2008 to 2009; Head of Product Development and Management for BlackRock’s U.S. Retail Group since 2009 and Co-head thereof from 2007 to 2009; Vice President of BlackRock, Inc. from 2005 to 2008.	158 RICs consisting of 283 Portfolios	None

Neal J. Andrews 55 East 52nd Street New York, NY 10055 1966	Chief Financial Officer and Assistant Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Senior Vice President and Line of Business Head of Fund Accounting and Administration at PNC Global Investment Servicing (U.S.) Inc. from 1992 to 2006.	158 RICs consisting of 283 Portfolios	None

Jay M. Fife 55 East 52nd Street New York, NY 10055 1970	Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2007; Director of BlackRock, Inc. in 2006; Assistant Treasurer of MLIM and Fund Asset Management, L.P. advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.	158 RICs consisting of 283 Portfolios	None

Brian P. Kindelan 55 East 52nd Street New York, NY 10055 1959	Chief Compliance Officer and Anti-Money Laundering Officer	2007 to present	Chief Compliance Officer of the BlackRock-advised Funds since 2007; Managing Director and Senior Counsel of BlackRock, Inc. since 2005.	158 RICs consisting of 283 Portfolios	None

Ira P. Shapiro 55 East 52nd Street New York, NY 10055 1965	Secretary	2010 to present	Managing Director of BlackRock, Inc. since 2009; Managing Director and Associate General Counsel of Barclays Global Investors from 2008 to 2009 and Principal thereof from 2004 to 2008.	162 RICs consisting of 507 Portfolios	None

[1]	Officers of the Master LLC serve at the pleasure of the Board.

Share Ownership. Information relating to each Director’s share ownership in the Master LLC and in all BlackRock-advised Funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2010 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity in the Master LLC	Aggregate Dollar Range of Securities in Supervised Funds
Interested Directors:
Paul L. Audet[1]	None	Over $100,000
Henry Gabbay	None	Over $100,000
Independent Directors:
David O. Beim	None	Over $100,000
Ronald W. Forbes	None	Over $100,000
Dr. Matina S. Horner	None	Over-$100,000
Rodney D. Johnson	None	Over $100,000
Herbert I. London	None	$50,001 $100,000
Cynthia A. Montgomery	None	Over $100,000
Joseph P. Platt	None	Over $100,000
Robert C. Robb, Jr.	None	Over $100,000
Toby Rosenblatt	None	Over $100,000
Kenneth L. Urish	None	Over $100,000
Frederick W. Winter	None	Over-$100,000

[1]	Mr. Audet was appointed to serve as a Director of the Master LLC effective September 22, 2011. The information provided for Mr. Audet is as of September 21, 2011.

As of August 31, 2011, the Directors and officers of the Master LLC as a group owned less than 1% of Small Cap Growth Portfolio’s outstanding interests. As of December 31, 2010, none of the Independent Directors of the Master LLC or their immediate family members owned beneficially or of record any securities of affiliates of the Manager.

Compensation of Directors

Each Director who is an Independent Director is paid as compensation an annual retainer of $250,000 per year for his or her services as a Board member to the BlackRock-advised Funds, in the Equity-Liquidity Complex, including the Master LLC, and a $5,000 Board meeting fee to be paid for each in-person Board meeting attended (a $2,500 Board meeting fee for telephonic attendance at regular Board meetings), for up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out-of-pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. In addition, the Co-Chairs of the Board are each paid an additional annual retainer of $45,000. The Chairs of the Audit Committee, the Compliance Committee, the Governance Committee and the Performance Oversight Committee and the Vice-Chair of the Performance Oversight Committee are each paid an additional annual retainer of $25,000. The Chair of the Product Pricing Committee, who oversees funds in the Equity-Bond Complex, is paid an annual retainer of $25,000 that is allocated among all of the non-money market funds in the Equity-Liquidity, the Equity-Bond and the closed-end BlackRock Fund Complexes. For the year ended December 31, 2010, Messrs. Forbes and Johnson each received additional compensation of $40,000 (allocated among the non-money market funds in the Equity-Liquidity Complex) in recognition of their work on the Product Pricing Committee.

Mr. Gabbay is an interested Director of the Master LLC and serves as an interested board member of other funds that comprise the Equity-Liquidity, the Equity-Bond and the closed-end BlackRock Fund Complexes. Mr. Gabbay receives as compensation for his services as a board member of each of these three BlackRock Fund Complexes, (i) an annual retainer of $487,500, paid quarterly in arrears, allocated to the BlackRock-advised Funds in these three BlackRock Fund Complexes, including the Master LLC, and (ii) with respect to each of the two open-end BlackRock Fund Complexes, a board meeting fee of $3,750 (with respect to meetings of the Equity-Liquidity Complex) and $18,750 (with respect to meetings of the Equity-Bond Complex) to be paid for attendance at each board meeting for up to five board meetings held in a calendar year by each such Complex (compensation for meetings in excess of this number to be determined on a case-by-case basis). Mr. Gabbay will also be reimbursed for out-of-pocket expenses in accordance with a board policy on travel and other business expenses relating to attendance at meetings. Mr. Gabbay’s compensation for serving on the boards of funds in these three BlackRock Fund Complexes (including the Master LLC) is equal to 75% of each retainer and, as applicable, of each meeting fee (without regard to additional fees paid to Board and Committee chairs) received by the independent board members serving on such boards. The Board of the Master LLC or the board of any other BlackRock-advised Fund may modify the board members’ compensation from time to time depending on market conditions, and Mr. Gabbay’s compensation would be impacted by those modifications.

The following table sets forth the compensation paid to the Directors for the fiscal year ended May 31, 2011, and the aggregate compensation paid to them by all BlackRock-advised Funds for the calendar year ended December 31, 2010.

Name	Compensation from the Master LLC on behalf of Small Cap Growth Portfolio	Pension or Retirement Benefits Accrued as Part of Master LLC Expenses	Aggregate Compensation from the Master LLC and Other BlackRock- Advised Funds[1]
Independent Directors:
David O. Beim[2]	$1,056	None	$300,000
Ronald W. Forbes[3]	$1,529	None	$360,000
Dr. Matina S. Horner[4]	$1,056	None	$300,000
Rodney D. Johnson[3]	$1,529	None	$360,000
Herbert I. London	$984	None	$275,000
Cynthia A. Montgomery	$984	None	$275,000
Joseph P. Platt[5]	$1,056	None	$300,000
Robert C. Robb, Jr.	$984	None	$275,000
Toby Rosenblatt[6]	$1,056	None	$300,000
Kenneth L. Urish[7]	$1,056	None	$297,500
Frederick W. Winter	$984	None	$275,000
Interested Directors:
Paul L. Audet[8]	None	None	None
Richard S. Davis[9]	None	None	None
Henry Gabbay	$834	None	$608,125

[1]	For the number of BlackRock-advised Funds from which each Director received compensation, see the table beginning on p. B-6.
[2]	Chair of the Performance Oversight Committee.
[3]	Co-Chair of the Board.
[4]	Chair of the Governance Committee.
[5]	Chair of the Compliance Committee.
[6]	Vice-Chair of the Performance Oversight Committee.
[7]	Chair of the Audit Committee.
[8]	Mr. Audet was appointed to serve as a Director of the Master LLC effective September 22, 2011.
[9]	Mr. Davis resigned as a Director of the Master LLC and as a director or trustee of all other BlackRock-advised Funds in the Equity-Liquidity Complex effective September 22, 2011.

(d) Sales Loads.

Not Applicable

(e) Code of Ethics.

The Master LLC, the Feeder Funds, the Manager, the Sub-Adviser and BlackRock Investments, LLC each has adopted a Code of Ethics under Rule 17j-1 of the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restrict certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Master LLC.

(f) Proxy Voting Policies.

Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part II of Part B of the BlackRock Registration Statement.

Item 18.	Control Persons and Principal Holders of Securities.

The following table sets forth control persons and principal holders of interests of Small Cap Growth Portfolio as of September 21, 2011.

Name of Portfolio	Name and Address of Control Person	Percentage of Ownership of the Portfolio	Percentage of Ownership of the Master LLC
Small Cap Growth Portfolio	BlackRock Small Cap Growth Fund II of BlackRock Series, Inc., 100 Bellevue Parkway, Wilmington, Delaware 19809	100%[1]	30.83%

[1]	Ownership of interests of Small Cap Growth Portfolio is direct.

All holders of interests are entitled to vote in proportion to the amount of their interests in the Master LLC. There is no cumulative voting. Accordingly, the holder or holders of more than 50% of the aggregate interests in the Master LLC would be able to elect all the Directors.

Item 19.	Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 10 in the Master LLC Part A.

Information relating to the investment management and other services provided to the Master LLC or on behalf of the Master LLC is incorporated herein by reference from Part A of the BlackRock Registration Statement and the sections entitled “Management and Advisory Arrangements” in Part I of Part B and “Management and Other Service Arrangements” in Part II of Part B of the BlackRock Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the BlackRock Registration Statement under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part A and Part B of the BlackRock Registration Statement
Item 19(a)	Part I: Management and Advisory Arrangements[1] Part II: Management and Other Service Arrangements[2]

Item 19(c)	Part I: Management and Advisory Arrangements[1] Part II: Management and Other Service Arrangements[2]

Item 19(d)	Part I: Management and Advisory Arrangements[1]

Item 19(e)	Not Applicable

Item 19(f)	Not Applicable

Item 19(g)	Not Applicable

Item 19(h)	Part A — Back Cover Page Part II: Management and Other Service Arrangements[2]

[1]	Excluding the subsection entitled “Transfer Agency Services.”
[2]	Excluding the subsections entitled “Transfer Agency Services” and “Distribution Expenses.”

BlackRock Investments, LLC (“BRIL”), 40 East 52nd Street, New York, New York 10022, an affiliate of the Manager, acts as placement agent for the Master LLC with respect to Small Cap Growth Portfolio pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC with respect to Small Cap Growth Portfolio.

Credit Agreement. The Master LLC, on behalf of the Portfolio, along with certain other funds managed by the Manager and its affiliates, is a party to a $500 million credit agreement with a group of lenders, which is renewed annually (the “Credit Agreement”). The Master LLC may borrow under the Credit Agreement to meet shareholder redemptions and for other lawful purposes. The Master LLC may not borrow under the Credit Agreement for leverage. The Master LLC may borrow up to the maximum amount allowable under its current Registration Statement, subject to various other legal, regulatory or contractual limits. Borrowing results in interest expense and other fees and expenses for the Master LLC which may impact the Master LLC’s net expenses. The costs of borrowing may reduce the Master LLC’s return. The Master LLC is charged its pro rata share of upfront fees and commitment fees on the aggregate commitment amount based on its net assets. If the Master LLC borrows pursuant to the Credit Agreement, the Master LLC is charged interest at a variable rate.

Item 20.	Portfolio Managers.

Andrew F. Thut and Andrew Leger are Small Cap Growth Portfolio’s co-portfolio managers and are jointly and primarily responsible for the day-to-day management of the Portfolio. Information about the portfolio managers’ compensation, other accounts they manage and their ownership of BlackRock Small Cap Growth shares is incorporated herein by reference to the section entitled “Management and Advisory Arrangements” of Part B of the BlackRock Registration Statement.

Item 21.	Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference to the section entitled “Portfolio Transactions and Brokerage” in Parts I and II of Part B of the BlackRock Registration Statement.

Item 22.	Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Master LLC Part A. Under the limited liability company agreement, the Directors are authorized to issue interests in the Master LLC. Upon liquidation of the Master LLC, a Feeder Fund would be entitled to share in the assets of the Master LLC that are available for distribution in proportion to its investment in the Master LLC.

Effective June 15, 2007, the Master LLC is organized as a Delaware limited liability company. Prior to June 15, 2007, the Master LLC was organized as a statutory trust under the laws of the State of Delaware. Small Cap Growth Portfolio is entitled to vote in proportion to its investment in the Master LLC. The Portfolio will participate in the earnings, dividends and assets of the Master LLC in accordance with its pro rata interest in the Master LLC. No certificates are issued.

Each investor is entitled to a vote, with respect to matters affecting Small Cap Growth Portfolio or the Master LLC, in proportion to the amount of its investment in the Portfolio or the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Director. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate the Master LLC without a vote of the interestholders.

Item 23.	Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 6, Item 10(b) and Item 11 in the Master LLC Part A.

(a) Purchase of Interests in the Master LLC.

The net asset value of Small Cap Growth Portfolio is calculated as of the close of regular trading hours on the New York Stock Exchange (the “NYSE”) (currently 4:00 p.m. Eastern Time) on each business day the NYSE is open.

The principal asset of each Feeder Fund will normally be its interest in Small Cap Growth Portfolio. The value of that interest is based on the net assets of the Portfolio, which are comprised of the value of the securities held by the Portfolio plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses of the Portfolio). Expenses of the Portfolio, including the investment advisory fees, are accrued daily. The net asset value of a Feeder Fund is equal to the value of the Feeder Fund’s proportionate interest in the net assets of the Portfolio plus any cash or other assets, minus all liabilities (including accrued expenses) of the Feeder Fund. To determine a Feeder Fund’s net asset value per share, the Feeder Fund’s net asset value is divided by the total number of shares outstanding of the Feeder Fund at such time (on a class by class basis), rounded to the nearest cent. Expenses, including fees payable to the Feeder Fund’s administrator and distributor, are accrued daily.

Valuation of securities held by Small Cap Growth Portfolio is as follows:

Equity Investments. Equity securities traded on a recognized securities exchange (e.g., NYSE), separate trading boards of a securities exchange or through a market system that provides contemporaneous transaction pricing information (an “Exchange”) are valued via independent pricing services generally at the Exchange closing price or if an Exchange closing price is not available, the last traded price on that Exchange prior to the time as of which the assets or liabilities are valued, however, under certain circumstances other means of determining current market value may be used. If an equity security is traded on more than one Exchange, the current market value of the security where it is primarily traded generally will be used. In the event that there are no sales involving an equity security held by the Portfolio on a day on which the Portfolio values such security, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such security. If the Portfolio holds both long and short positions in the same security, the last bid price will be applied to securities held long and the last ask price will be applied to securities sold short. If no bid or ask price is available on a day on which the Portfolio values such security, the prior day’s price will be used, unless BlackRock determines that such prior day’s price no longer reflects the fair value of the security, in which case such asset would be treated as a fair value asset.

Fixed Income Investments. Fixed income securities for which market quotations are readily available are generally valued using such securities’ most recent bid prices provided directly from one or more broker-dealers, market makers, or independent third-party pricing services which may use matrix pricing and valuation models to derive values, each in accordance with valuation procedures approved by the Board. The amortized cost method of valuation may be used with respect to short-term debt obligations with sixty(60) days or less remaining to maturity unless the Manager and/or Sub-Adviser determine such method does not represent fair value. Loan participation notes are generally valued at the mean of the last available bid prices from one or more brokers or dealers as obtained from independent third-party pricing services. Certain fixed income investments including asset-backed and mortgage-related securities may be valued based on valuation models that consider the estimated cash flows of each tranche of the entity, establish a benchmark yield and develop an estimated tranche specific spread to the benchmark yield based on the unique attributes of the tranche. Fixed income securities for which market quotations are not readily available may be valued by third-party pricing services that make a valuation determination by securing transaction data (e.g., recent representative bids), credit quality information, perceived market movements, news, and other relevant information and by other methods, which may include consideration of: yields or prices of securities of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions.

Options, Futures and Swaps. Exchange-traded equity options for which market quotations are readily available are valued at the mean of the last bid and ask prices as quoted on the Exchange or the board of trade on which such options are traded. In the event that there is no mean price available for an exchange traded equity option held by Small Cap Growth Portfolio on a day on which the Portfolio values such option, the last bid (long positions) or ask (short positions) price, if available, will be used as the value of such option. If no bid or ask price is available on a day on which the Portfolio values such option, the prior day’s price will be used, unless BlackRock determines that such prior day’s price no longer reflects the fair value of the option in which case such option will be treated as a fair value asset. OTC options may be valued using a mathematical model which incorporates a number of market data factors. Financial futures contracts and options thereon, which are traded on exchanges, are valued at their last sale price or settle price as of the close of such exchanges. Swap agreements and other derivatives are generally valued daily based upon quotations from market makers or by a pricing service in accordance with the valuation procedures approved by the Board.

Underlying Funds. Shares of underlying open-end funds are valued at net asset value. Shares of underlying exchange-traded closed-end funds or other exchange-traded funds will be valued at their most recent closing price.

*        *        *

In determining the market value of portfolio investments, Small Cap Growth Portfolio may employ independent third-party pricing services, which may use, without limitation, a matrix or formula method that takes into consideration market indexes, matrices, yield curves and other specific adjustments. This may result in the securities being valued at a price different from the price that would have been determined had the matrix or formula method not been used. All cash, receivables and current payables are carried on the Portfolio’s books at their face value.

In the event that application of the methods of valuation discussed above result in a price for a security which is deemed not to be representative of the fair market value of such security, the security will be valued by, under the direction of or in accordance with a method specified by the Master LLC’s Board as reflecting fair value. All other assets and securities (including securities for which market quotations are not readily available) held by Small Cap Growth Portfolio (including restricted securities) are valued at fair value as determined in good faith by the Master LLC’s Board or by BlackRock (its delegate). Any assets and liabilities which are denominated in a foreign currency are translated into U.S. dollars at the prevailing rates of exchange.

Certain of the securities acquired by Small Cap Growth Portfolio may be traded on foreign exchanges or over-the-counter markets on days on which the Portfolio’s net asset value is not calculated. In such cases, the net asset value of the Portfolio’s interests may be significantly affected on days when investors can neither purchase nor redeem shares of the Feeder Fund.

Each investor in Small Cap Growth Portfolio may add to or reduce its investment in the Portfolio on each day the NYSE is open for trading. The value of each investor’s (including a Feeder Fund’s) interest in the Portfolio will be determined after the close of business on the NYSE by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor’s share of the aggregate interests in the Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio after the close of business of the NYSE or the next determination of net asset value of the Portfolio.

Fair Value. When market quotations are not readily available or are believed by BlackRock to be unreliable, Small Cap Growth Portfolio’s investments are valued at fair value (“Fair Value Assets”). Fair Value Assets are valued by BlackRock in accordance with procedures approved by the Board. BlackRock may conclude that a market quotation is not readily available or is unreliable if a security or other asset or liability does not have a price source due to its complete lack of trading, if BlackRock believes a market quotation from a broker-dealer or other source is unreliable (e.g., where it varies significantly from a recent trade, or no longer reflects the fair value of the security or other asset or liability subsequent to the most recent market quotation), where the security or other asset or liability is only thinly traded or due to the occurrence of a significant event subsequent to the most recent market quotation. For this purpose, a “significant event” is deemed to occur if BlackRock determines, in its business judgment prior to or at the time of pricing the Portfolio’s assets or liabilities, that it is likely that the event will cause a material change to the last exchange closing price or closing market price of one or more assets or liabilities held by the Portfolio. On any date the NYSE is open and the primary exchange on which a foreign asset or liability is traded is closed, such asset or liability will be valued using the prior day’s price, provided that BlackRock is not aware of any significant event or other information that would cause such price to no longer reflect the fair value of the asset or liability, in which case such asset or liability would be treated as a Fair Value Asset. For certain foreign securities, a third-party vendor supplies evaluated, systematic fair value pricing based upon the movement of a proprietary multi-factor model after the relevant foreign markets have closed. This systematic fair value pricing methodology is designed to correlate the prices of foreign securities following the close of the local markets to the price that might have prevailed as of the Portfolio’s pricing time.

BlackRock, with input from the BlackRock Portfolio Management Group, will submit its recommendations regarding the valuation and/or valuation methodologies for Fair Value Assets to BlackRock’s Valuation Committee. The Valuation Committee may accept, modify or reject any recommendations. In addition, Small Cap Growth Portfolio’s accounting agent periodically endeavors to confirm the prices it receives from all third party pricing services, index providers and broker-dealers, and, with the assistance of BlackRock, to regularly evaluate the values assigned to the securities and other assets and liabilities held by the Portfolio. The pricing of all Fair Value Assets is subsequently reported to and ratified by the Board or a Committee thereof.

When determining the price for a Fair Value Asset, the BlackRock Valuation Committee (or the Pricing Group) shall seek to determine the price that Small Cap Growth Portfolio might reasonably expect to receive from the current sale of that asset or liability in an arm’s-length transaction. The price generally may not be determined based on what the Portfolio might reasonably expect to receive for selling an asset or liability at a later time or if it holds the asset or liability to maturity. Fair value determinations shall be based upon all available factors that the Valuation Committee (or Pricing Group) deems relevant at the time of the determination, and may be based on analytical values determined by BlackRock using proprietary or third party valuation models.

Fair value represents a good faith approximation of the value of an asset or liability. The fair value of one or more assets or liabilities may not, in retrospect, be the price at which those assets or liabilities could have been sold during the period in which the particular fair values were used in determining Small Cap Growth Portfolio’s net asset value. As a result, the Portfolio’s sale or redemption of its interests at net asset value, at a time when a holding or holdings are valued at fair value, may have the effect of diluting or increasing the economic interest of existing interestholders.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the Securities Act. Investments in the Master LLC may only be made by a limited number of institutional investors including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because the Master LLC intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of Small Cap Growth Portfolio at any time for any reason.

A Feeder Fund may withdraw all or any portion of its investment in the Master LLC on any business day in which the NYSE is open at the net asset value next determined after a withdrawal request in proper form is furnished to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after its receipt of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period when the Exchange is closed (other than weekends or holidays) or trading on the

NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred except with the prior written consent of all the Directors and all the remaining interestholders.

(b) Fund Reorganizations.

Not Applicable.

(c) Offering Price.

Not Applicable.

(d) Redemptions in Kind.

A Feeder Fund may withdraw all or a portion of its investment in the Master LLC on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Master LLC. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds may be delayed during any period in which both the NYSE and the Federal Reserve are closed (other than weekends or holidays) or trading on the NYSE is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred without the prior written consent of all Directors and all remaining interestholders.

(e) Arrangements Permitting Frequent Purchases and Redemptions of Master LLC Interests.

Not Applicable.

Item 24.	Taxation of the Master LLC.

Each Master Portfolio of the Master LLC is treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”), and, thus, is not subject to income tax. If a Master Portfolio has only one Feeder Fund, its existence as an entity separate from that Feeder Fund will be disregarded for Federal income tax purposes. Based upon the status of each Master Portfolio of the Master LLC as a partnership or disregarded entity, each investor in the Master LLC takes into account its share of the appropriate Master Portfolio’s ordinary income, capital gain, losses, deductions and credits in determining its income tax liability. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

Small Cap Growth Portfolio’s fiscal year end is May 31. Although neither the Master LLC nor the Portfolio will be subject to Federal income tax, the Master LLC will file appropriate Federal income tax returns.

It is intended that Small Cap Growth Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”) assuming that the investor invested all of its investable assets in the Portfolio. Any prospective Feeder Fund that is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the Portfolio as they are taken into account by the Portfolio.

Certain transactions of the Master LLC are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to shareholders of the Feeder Fund. Special tax rules also will require Small Cap Growth Portfolio to mark to market certain types of positions in its portfolio (i.e. treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. The Portfolio intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Fund for the special treatment afforded RICs under the Code.

If Small Cap Growth Portfolio purchases shares of an investment company (or similar investment entity) organized under foreign law, a Feeder Fund, by virtue of its ownership of the Portfolio’s interests, will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. Federal income tax purposes. The partners in (or owners of) the Portfolio, i.e. the Feeder Funds, may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by such Feeder Funds as a dividend to their shareholders. However, an election can be made to “mark to market” at the end of each taxable year all the shares treated as held in PFICs. If this election were made, the Feeder Funds would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted tax basis and as ordinary loss any decrease in such value, but only to the extent of previously recognized “mark-to-market” gains. With the mark-to-market election, a Feeder Fund could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

Small Cap Growth Portfolio may be subject to a tax on dividend or interest income received from securities of a foreign issuer. The United States has entered into tax treaties with many foreign countries which may entitle the Portfolio to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Portfolio’s assets to be invested within various countries is not known.

The Master LLC is managed in compliance with the provisions of the Code applicable to RICs as though such requirements were applied at the Master Portfolio level. Thus, consistent with its investment objectives, Small Cap Growth Portfolio will meet the income and diversification of assets tests of the Code applicable to RICs. The Master LLC and the Feeder Fund have received a ruling from the Internal Revenue Service that the existing feeder fund that is a RIC will be treated as owner of its proportionate shares of the Master LLC’s assets and income for purposes of these tests.

The Code requires a RIC to pay a non-deductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98.2% of its net capital gain, determined, in general, for the one-year period ending on October 31 of the calendar year, plus certain undistributed amounts from previous years. Small Cap Growth Portfolio intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of the Portfolio’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master LLC.

Item 25.	Underwriters.

The exclusive placement agent for the Master LLC is BRIL (the “Placement Agent”), an affiliate of the Manager. Pursuant to the Placement Agency Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC.

Item 26.	Calculation of Performance Data.

Not Applicable.

Item 27.	Financial Statements.

The audited financial statements of the Master LLC, including the report of the independent registered public accounting firm, are incorporated in this Part B by reference to the 2011 Annual Report of BlackRock Small Cap Growth. You may request a copy of the Annual Report at no charge by calling (800) 441-7762 between 8:00 a.m. and 6:00 p.m. Eastern time on any business day.

Part C. Other Information

Item 28.	Exhibits.

Exhibit Number

1(a)	—	Declaration of Trust of BlackRock Master LLC (the “Registrant”). (1)

1(b)	—	Amendment No. 1 to Declaration of Trust of the Registrant. (1)

1(c)	—	Certificate of Trust. (1)

1(d)	—	Certificate of Amendment of Certificate of Trust. (1)

1(e)	—	Certificate of Amendment of Certificate of Trust. (2)

1(f)	—	Certificate of Amendment of Certificate of Trust. (3)

1(g)	—	Amendment No. 2 to Declaration of Trust of the Registrant. (4)

1(h)	—	Amendment No. 3 to Declaration of Trust of the Registrant. (4)

1(i)	—	Certificate of Amendment of Certificate of Trust. (5)

1(j)	—	Amendment No. 4 to Declaration of Trust of the Registrant. (5)

1(k)	—	Amendment No. 5 to Declaration of Trust of the Registrant. (8)

1(l)	—	Certificate of Amendment of Certificate of Trust. (8)

1(m)	—	Amendment No. 6 to Declaration of Trust of the Registrant. (9)

1(n)	—	Certificate of Amendment of Certificate of Trust. (9)

1(o)	—	Amendment No. 7 to Declaration of Trust of the Registrant. (12)

1(p)	—	Certificate of Amendment of Certificate of Trust. (12)

1(q)	—	Certificate of Amendment of Certificate of Trust. (10)

1(r)	—	Limited Liability Company Agreement (the “LLC Agreement”) of the Registrant, dated June 15, 2007. (10)

2	—	Amended and Restated By-laws of the Registrant. (14)

3	—	Instrument Defining Rights of Security Holders. Incorporated by reference to Exhibits 1 and 2 above.

4(a)	—	Investment Advisory Agreement between the Registrant, on behalf of BlackRock Master Small Cap Growth Portfolio, and BlackRock Advisors, LLC (the “Manager”). (10)

4(b)	—	Sub-Advisory Agreement between the Manager and BlackRock Capital Management, Inc. with respect to BlackRock Master Small Cap Growth Portfolio. (10)

5	—	Not Applicable

6	—	Not Applicable

7	—	Form of Custody Agreement between the Registrant and Brown Brothers Harriman & Co. (11)

8(a)	—	Placement Agent Agreement between the Registrant and BlackRock Investments, LLC (formerly known as BlackRock Investments, Inc.) (“BRIL”). (14)

8(b)	—	Form of Amended and Restated Credit Agreement among the Registrant, a syndicate of banks and certain other parties. (7)

8(c)	—	Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks. (15)

8(d)	—	Form of Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks. (16)

8(e)	—	First Amendment to Form of Credit Agreement among the Registrant, a syndicate of banks and certain other parties. (17)

8(f)	—	Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks. (18)

8(g)	—	Termination, Replacement and Restatement Agreement between the Registrant and a syndicate of banks. (19)

8(h)	—	Form of Amended and Restated Securities Lending Agency Agreement between the Registrant and BlackRock Investment Management, LLC. (13)

9	—	Not Applicable

10	—	Not Applicable

11	—	Not Applicable

12(a)	—	Certificate of Mercury Funds, Inc. with respect to Mercury Master International Portfolio and Mercury Master Pan-European Growth Portfolio. (1)

12(b)	—	Certificate of Mercury Funds, Inc. and FAM Distributors, Inc. with respect to Mercury Master U.S. Small Cap Growth Portfolio. (5)

13	—	Not Applicable

14(a)	—	Not Applicable

15(a)	—	Code of Ethics of the Registrant. (6)

15(b)	—	Code of Ethics of BRIL. (6)

15(c)	—	Code of Ethics of the Manager. (6)

(1)	Incorporated by reference to the identically numbered Exhibits to Registrant’s initial Registration Statement on Form N-1A (File No. 811-09049) (the “Registration Statement”), filed on October 9, 1998.
(2)	Incorporated by reference to the identically numbered Exhibit to Amendment No. 1 to Registrant’s Registration Statement, filed on January 26, 1999.
(3)	Incorporated by reference to the identically numbered Exhibit to Amendment No. 2 to Registrant’s Registration Statement, filed on April 27, 1999.
(4)	Incorporated by reference to the identically numbered Exhibit to Amendment No. 3 to Registrant’s Registration Statement, filed on September 10, 1999.
(5)	Incorporated by reference to the identically numbered Exhibit to Amendment No. 4 to Registrant’s Registration Statement, filed on October 26, 1999.
(6)	Incorporated by reference to an Exhibit to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (formerly known as Merrill Lynch Ready Assets Trust) (File No. 2-52711), filed on April 29, 2009.
(7)	Incorporated by reference to Exhibit 8(b)(7) to Post-Effective Amendment No. 18 to the Registration Statement on Form N-1A of BlackRock Capital Appreciation Fund (formerly known as Fundamental Growth Fund, Inc.) (File No. 33-47875), filed on December 21, 2006.
(8)	Incorporated by reference to the identically numbered exhibit to Amendment No. 6 to Registrant’s Registration Statement, filed on June 19, 2000.
(9)	Incorporated by reference to the identically numbered exhibit to Amendment No. 7 to Registrant’s Registration Statement, filed on September 12, 2000.

(10)	Incorporated by reference to the identically numbered Exhibit to Amendment No. 20 to Registrant’s Registration Statement, filed on September 28, 2007.
(11)	Incorporated by reference to Exhibit 7 to Amendment No. 2 to the Registration Statement on Form N-1A of Master Large Cap Series Trust (File No. 811-09739), filed on January 30, 2002.
(12)	Incorporated by reference to the identically numbered Exhibit to Amendment No. 10 to Registrant’s Registration Statement, filed on September 21, 2001.
(13)	Incorporated by reference to Exhibit 8(a) to Post-Effective Amendment No. 54 to the Registration Statement on Form N-1A of BlackRock Variable Series Funds, Inc. (File No. 002-74452), filed on April 15, 2011.
(14)	Incorporated by reference to an Exhibit to Amendment No. 22 to Registrant’s Registration Statement, filed on March 2, 2009.
(15)	Incorporated by reference to Exhibit 8(b) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of BlackRock Global Growth Fund, Inc. (File No. 333-32899), filed on December 17, 2007.
(16)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A of BlackRock Fundamental Growth Fund, Inc. (File No. 33-47875), filed on December 22, 2008.
(17)	Incorporated by reference to Exhibit 8(b)(4) to Post-Effective Amendment No. 34 to the Registration Statement on Form N-1A of BlackRock Healthcare Fund, Inc. (File No. 2-80150), filed on August 28, 2009.
(18)	Incorporated by reference to Exhibit 8(c) to Post-Effective Amendment No. 22 to the Registration Statement on Form N-1A of BlackRock Capital Appreciation Fund, Inc. (formerly known as BlackRock Fundamental Growth Fund, Inc.) (File No. 33-47875), filed on December 23, 2009.
(19)	Incorporated by reference to Exhibit 8(k) to Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A of BlackRock Funds II (File No. 333-142592), filed on November 22, 2010.

Item 29.	Persons Controlled by or Under Common Control with Registrant.

The Registrant does not control and is not under common control with any other person.

Item 30.	Indemnification.

As permitted by Sections 17(h) and (i) of the Investment Company Act, and pursuant to Sections 8.2, 8.3 and 8.4 of Article VIII of the Registrant’s Limited Liability Company Agreement (the “LLC Agreement”) (Exhibit 1 to this Registrant Statement), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

Article VIII, Section 8.2 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

Article VIII, Section 8.3 of the Registrant’s LLC Agreement provides:

“Section 8.3. Indemnification. The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties, such liabilities and expenses being liabilities belonging to the Series out of which such claim for indemnification arises; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.3; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

(a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

(b) the Company shall be insured against losses arising by reason of any lawful advances; or

(c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i) a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii) an independent legal counsel in a written opinion.”

Article VIII, Section 8.4 of the Registrant’s LLC Agreement further provides:

“Section 8.4. No Protection Against Certain 1940 Act Liabilities. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1, 8.2 or 8.3 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Company or any Series against any liability to the Company or any Series to which he would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or its duties to the Company or Series, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Company or any Series.”

As permitted by Article VIII, Section 8.7, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Directors or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its LLC Agreement and By-laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the 1940 Act so long as the interpretation of Sections 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 31.	Business and Other Connections of the Investment Adviser.

See Item 5 in Part A and Item 19 in Part B of this Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its respective officers and directors during the past two years is incorporated herein by reference from Item 31 in Part C of Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of BlackRock Small Cap Growth Fund II of BlackRock Series, Inc. (File No. 333-56203).

Item 32.	Principal Underwriters.

(a) BRIL acts as the principal underwriter or placement agent, as applicable, for each of the following open-end investment companies, including the Registrant:

BBIF Government Securities Fund	BlackRock Mid Cap Value Opportunities Series, Inc.
BBIF Money Fund	BlackRock Multi-State Municipal Series Trust
BBIF Tax-Exempt Fund	BlackRock Municipal Bond Fund, Inc.
BBIF Treasury Fund	BlackRock Municipal Series Trust
BIF Government Securities Fund	BlackRock Natural Resources Trust
BIF Money Fund	BlackRock Pacific Fund, Inc.
BIF Multi-State Municipal Series Trust	BlackRock Series Fund, Inc.
BIF Tax-Exempt Fund	BlackRock Series, Inc.
BIF Treasury Fund	BlackRock Value Opportunities Fund, Inc.
BlackRock Balanced Capital Fund, Inc.	BlackRock Variable Series Funds, Inc.
BlackRock Basic Value Fund, Inc.	BlackRock World Income Fund, Inc.
BlackRock Bond Allocation Target Shares	FDP Series, Inc.
BlackRock Bond Fund, Inc.	Funds for Institutions Series
BlackRock California Municipal Series Trust	Managed Account Series
BlackRock Capital Appreciation Fund, Inc.	Master Basic Value LLC
BlackRock Equity Dividend Fund	Master Bond LLC
BlackRock EuroFund	Master Focus Growth LLC
BlackRock Financial Institutions Series Trust	Master Government Securities LLC
BlackRock Focus Growth Fund, Inc.	Master Institutional Money Market LLC
BlackRock Funds	Master Investment Portfolio
BlackRock Funds II	Master Large Cap Series LLC
BlackRock Funds III	Master Money LLC
BlackRock Global Allocation Fund, Inc.	Master Tax-Exempt LLC
BlackRock Global Dynamic Equity Fund	Master Treasury LLC
BlackRock Global Emerging Markets Fund, Inc.	Master Value Opportunities LLC
BlackRock Global SmallCap Fund, Inc.	Quantitative Master Series LLC
BlackRock Index Funds, Inc.	Ready Assets Prime Money Fund
BlackRock Large Cap Series Funds, Inc.	Ready Assets U.S. Treasury Money Fund
BlackRock Latin America Fund, Inc.	Ready Assets U.S.A. Government Money Fund
BlackRock Liquidity Funds	Retirement Series Trust
BlackRock Master LLC

BRIL also acts as the principal underwriter or placement agent, as applicable, for the following closed-end registered investment company:

BlackRock Fixed Income Value Opportunities

(b) Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 40 East 52nd Street, New York, New York 10022.

Position(s) and Office(s)

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with the Registrant
Laurence Fink	Chairman and Member, Board of Managers	None
Francis Porcelli	Chief Executive Officer and Managing Director	None
Anne Ackerley	Managing Director	None
Robert Connolly	General Counsel, Secretary and Managing Director	None
Paul Greenberg	Treasurer, Chief Financial Officer and Managing Director	None
Rick Froio	Chief Compliance Officer and Assistant Secretary	None
John Blevins	Managing Director and Assistant Secretary	None
Brenda Sklar	Managing Director	None
Richard Turnill	Managing Director (FSA Approved)	None
Daniel Adams	Vice President	None
Stephen Hart	Vice President and Assistant Secretary	None
Robert Kapito	Member, Board of Managers	None
Daniel Waltcher	Member, Board of Managers	None

(c) Not applicable.

Item 33.	Location of Accounts and Records.

All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

(a) Registrant, 100 Bellevue Parkway, Wilmington, Delaware 19809.

(b) BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as distributor and placement agent).

(c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(d) BlackRock Capital Management, Inc., 55 East 52nd Street, New York, New York 10055, United States of America (records relating to its functions as sub-adviser to BlackRock Master Small Cap Growth Portfolio).

(e) BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as transfer agent and dividend disbursing agent).

(f) Brown Brothers Harriman & Co., 40 Water Street, Boston, Massachusetts 02109 (records relating to its functions as custodian).

Item 34.	Management Services.

Other than as set forth or incorporated by reference in Item 10 of the Registrant’s Part A and Item 17 and Item 19 in Part B of the Registrant’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35.	Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on September 28, 2011.

BLACKROCK SMALL CAP GROWTH PORTFOLIO OF
BLACKROCK MASTER LLC
(Registrant)

By:	/S/ JOHN M. PERLOWSKI
(John M. Perlowski, President and Chief Executive Officer)